Exhibit 2.1 / LETTER OF TRANSMITTAL


                              LETTER OF TRANSMITTAL

                                             Fourth Floor
                                             1 South Pinckney Street
                                             P.O. Box 927
                                             Madison, WI 53701-0927

                                             Phone o (608) 257-9521
                                             Fax o (608) 283-1709

                                             Jon C. Nordenberg
                                             Direct Dial Number o (608) 283-1739
                                             jnordenberg@boardmanlawfirm.com

December 21, 2005

MESSENGER DELIVERY
------------------
Commissioner Jorge Gomez
Office of the Commissioner of Insurance
State of Wisconsin
125 S. Webster Street
Madison, WI 53702

          Re: Form A Filing Regarding the Acquisition of Control of Physicians Insurance Company of Wisconsin, Inc.
               by ProAssurance Corporation

Dear Commissioner Gomez:

ProAssurance Corporation ("ProAssurance") seeks the prior approval of the Commissioner of Insurance for the State of Wisconsin for the acquisition of control of Physicians Insurance Company of Wisconsin, Inc. ("PIC-Wisconsin") according to the terms of an Agreement and Plan of Merger between ProAssurance and PIC-Wisconsin.

Pursuant to Section 611.72 of the Wisconsin Statutes and Chapter INS 40 of the Wisconsin Administrative Code, I am enclosing the original and a copy of ProAssurance's Form A Statement Regarding the Acquisition of Control of or Merger with a Domestic Insurer.

                                               Very truly yours,

                                               Boardman, Suhr, Curry & Field LLP

                                               By /s/ Jon C. Nordenberg

                                                      Jon C. Nordenberg
JCN/jmc
Enclosures
cc:    Victor T. Adamo, Esq., CPCU
       Jeffrey B. Bartell, Esq.
       William J. Toman, Esq.

                                     FORM A

                STATEMENT REGARDING THE ACQUISITION OF CONTROL OF
                        OR MERGER WITH A DOMESTIC INSURER

             Filed with the Office of the Commissioner of Insurance
                               State of Wisconsin

                 PHYSICIANS INSURANCE COMPANY OF WISCONSIN, INC.

                                       BY

                            PROASSURANCE CORPORATION


Filed with the insurance department of Wisconsin

Dated: December 21, 2005

Name, Title, Address and Telephone Number of Individual to Whom Notices and Correspondence Concerning This Statement Should Be Addressed:

Victor T. Adamo, Esq, CPCU                     William T. Montei
President                                      President
ProAssurance Corporation                       Physicians Insurance
100 Brookwood Place, Suite 300                 Company of Wisconsin, Inc.
Birmingham, Alabama  35209                     1002 Deming Way
(205)877-4470                                  Madison, Wisconsin  53717
                                               (608) 831-8331
with copies to:

Jon C. Nordenberg                              Jeffrey B. Bartell
Boardman Suhr Curry & Field LLP                William J. Toman
One South Pinkney Street, 4th Floor            Quarles & Brady LLP
P.O. Box 927                                   One South Pinckney St., Suite 600
Madison, Wisconsin  53701                      Madison, Wisconsin  53703
(608) 257-9521                                 (608) 251-5000

and

Jack P. Stephenson
Burr & Forman LLP
3100 Southtrust Tower
420 North 20th Street
Birmingham, Alabama  35203
(205) 458-5201

EXHIBIT 2.1 / FORM A

ITEM 1.         INSURER AND METHOD OF ACQUISITION

Name and Address                                              State of Domicile
----------------                                              -----------------
Physicians Insurance Company of Wisconsin, Inc.                   Wisconsin
1002 Deming Way
Madison, Wisconsin 53717

The following stock insurer is a wholly-owned indirect subsidiary of Physicians Insurance Company of Wisconsin, Inc. ("PIC-Wisconsin") and its state of domicile is set forth opposite the name below:

Name and Address                                              State of Domicile
----------------                                              -----------------
Century American Insurance Company ("CAIC")                       Tennessee


CAIC is currently subject to a Form A proceeding in Tennessee and is expected to be sold prior to the consummation of the transaction contemplated by the Merger Agreement (as defined below).

ProAssurance Corporation ("ProAssurance") proposes to acquire control of PIC-Wisconsin through the acquisition of all the outstanding shares of the Class A common stock of PIC-Wisconsin pursuant to the Agreement and Plan of Merger dated December 8, 2005, ("Merger Agreement"), a copy of which is attached as Exhibit A.

The terms of this transaction are set forth in the Merger Agreement between ProAssurance and PIC-Wisconsin. The obligation of ProAssurance and PIC-Wisconsin to consummate the transactions contemplated by the Merger Agreement is conditioned upon prior approval of this Form A filing or other required approvals by the Wisconsin Insurance Commissioner. See Section 8.1(d)(iv) of the Merger Agreement, Exhibit A. Subject to all regulatory and shareholder approvals required, the transaction may close as early as mid-2006.

ITEM 2.         IDENTITY AND BACKGROUND OF THE APPLICANT

(a) Name and Address of Applicant:                       State of Incorporation
    -----------------------------                        ----------------------
    ProAssurance Corporation                                  Delaware
    100 Brookwood Place, Suite 300
    Birmingham, Alabama  35209
    (205)877-4400

EXHIBIT 2.1 / FORM A

(b)  Nature of ProAssurance's Business:
     ---------------------------------

     ProAssurance was incorporated in Delaware to serve as the holding company for Medical Assurance, Inc. in connection with its acquisition of Professionals Group, Inc. in 2001. It is a publicly traded company that is listed on the New York Stock Exchange under the symbol "PRA." As a publicly traded company, ProAssurance has complied with all of the Sarbanes Oxley and New York Stock Exchange corporate governance requirements.

     ProAssurance is a holding company for specialty property and casualty insurance companies focused on the professional liability and the personal lines insurance markets. Its operating subsidiaries are The Medical Assurance Company, Inc. ("TMAC"), ProNational Insurance Company, NCRIC, Inc., Red Mountain Casualty Insurance Company, Inc., Woodbrook Casualty Insurance, Inc. and MEEMIC Insurance Company. In addition, ProAssurance owns the attorney-in-fact for American Medical Insurance Exchange ("AMIE"); an Indiana domiciled insurance reciprocal which is currently dormant. On November 7, 2005 ProAssurance announced that it had entered into an agreement to sell its personal lines operations, including MEEMIC Insurance Company.

     ProAssurance is the successor to 12 insurance organizations through its three predecessor insurance holding company subsidiaries, Medical Assurance, Inc., Professionals Group, Inc. and NCRIC Group, Inc. Its predecessor company, Medical Assurance was founded by physicians as a mutual company in Alabama and began operations in 1977. Medical Assurance demutualized and became a public company in 1991. Medical Assurance expanded through internal growth and the acquisition of professional liability insurance companies with strong regional identities in West Virginia, Indiana and Missouri, along with books of business in Ohio and Missouri.

     Professionals Group traces its roots to the Brown-McNeely Fund, which was founded by the State of Michigan in 1975 to provide medical professional liability insurance to physicians. Physicians Insurance Company of Michigan, which ultimately became ProNational, was founded in 1980 to assume the business of the Fund. That company also expanded through internal growth and the acquisition of books of business in Illinois and Indiana and the acquisition of a professionals liability insurer in Florida.

     Most recently, earlier this year, ProAssurance acquired NCRIC Group, Inc. the holding company for NCRIC, Inc., a stock insurance company domiciled in the District of Columbia, which has a regional presence in the District of Columbia, Delaware, Maryland, Virginia and West Virginia.

     In each acquisition, ProAssurance has retained key personnel, allowing it to maintain a local presence and preserve the important institutional knowledge in claims management and underwriting. ProAssurance believes that this ability to utilize local knowledge in claims and underwriting is a critical factor in the operation of its companies. The successful integration of each organization demonstrates ProAssurance's success and commitment to the marketplace where it does business.

EXHIBIT 2.1 / FORM A

     ProAssurance has a regional orientation, applying a focused underwriting strategy to local markets where it has built a strong reputation among our customers and producers. Our professional liability business is concentrated in the Midwest, Southeast, and Mid-Atlantic and serves physicians, dentists, other healthcare providers and healthcare facilities. ProAssurance is the fourth largest active writer of medical professional liability insurance in the United States based on 2004 data.

     By concentrating on the health care professional liability market where customers have specialized needs, ProAssurance seeks to provide value added solutions through its underwriting expertise and its emphasis on strong customer service and claims defense. ProAssurance's regional presence allows it to maintain active relationships with its customers and be more responsive to their needs. ProAssurance seeks to maintain a strong financial position to protect its customers.

     The following sections deal primarily with the professional liability segment of ProAssurance Group of which PIC-Wisconsin will be a part.

     Underwriting
     ------------

     ProAssurance's underwriting process is driven by risk selection and its pricing decisions are focused on achieving rate adequacy. ProAssurance assesses the quality and pricing of the risk, primarily emphasizing loss history, practice specialty and location of practice in making underwriting decisions. ProAssurance's underwriters work closely with its local claims departments. This includes consulting with staff about claims histories and patterns of practice in a particular locale as well as monitoring claims activity.

     ProAssurance has six regional underwriting offices located in Alabama, the District of Columbia, Florida, Indiana, Michigan and Missouri.

     Its underwriting department is assisted by ProAssurance's local medical advisory committees that have been established in each of these and other key states. These committees are comprised of local physicians, dentists and representatives of hospitals and healthcare entities and help ProAssurance maintain close ties to the medical communities, provide information on the practice of medicine in each state and provide guidance on critical underwriting and claims issues.

     Claims
     ------

     ProAssurance has claims offices throughout the states in which it writes business in order to provide localized and timely attention to claims. Its claims department investigates the circumstances surrounding a medical incident from which a covered claim arises against an insured. Upon investigation and in consultation with the insured and appropriate experts, ProAssurance evaluates the merits of the claim and either seeks reasonable settlement or aggressively defends the claim. If the claim is defended, the claims department manages the case, including selecting defense attorneys who specialize in medical liability cases, planning the defense and obtaining medical and/or other professional experts to assist in the analysis and defense of the claim.

EXHIBIT 2.1 / FORM A

     ProAssurance's claims department establishes the appropriate case reserves for each claim and monitors the level of case reserves as circumstances require.

     The department also decides when and if to settle all but the most significant claims, which are reviewed by an internal committee made up of ProAssurance's Chairman and Chief Executive Officer, its Chief Claims Officer and its outside legal counsel. In each of the states where ProAssurance operates, ProAssurance meets regularly with its local medical advisory committee to examine claims, identify potentially problematic practice patterns and make recommendations to our staff.

     ProAssurance aggressively defends claims that are believed to have no merit or those which ProAssurance cannot reasonably settle. As a result, many claims are litigated to a jury verdict, and ProAssurance engages experienced trial attorneys in each venue to defend its insured in the litigation.

     Marketing
     ---------

     ProAssurance companies primarily write insurance in the Midwest, Southeast and Mid-Atlantic, and one or more subsidiaries are licensed to do business in every state except Connecticut, Maine, New Hampshire, New York and Vermont.

     ProAssurance utilizes direct marketing and independent agents to write business. In Alabama, it relies solely on direct marketing and in the District of Columbia, Florida and Missouri, direct marketing accounts for a majority of its business. ProAssurance utilizes independent agents to market its professional liability insurance products in other states.

     ProAssurance focuses its marketing efforts on physicians. However, ProAssurance also insures large groups, hospitals, and other healthcare facilities. ProAssurance's marketing efforts differentiate its professional liability insurance products by emphasizing:

          o    excellent claims service,
          o the sponsorship of risk management education seminars as an accredited provider of continuing medical education,
          o risk management consultation, loss prevention seminars and other educational programs, o legislative oversight and active support of proposed legislation we believe will have a positive effect on liability issues affecting the healthcare industry,
          o the preparation and dissemination of newsletters and other printed material with information of interest to the healthcare industry, and
          o endorsements by, and attendance at meetings of, the state and local medical societies and related organizations.

     These communications and services have helped us gain exposure among potential insureds and demonstrate ProAssurance's understanding of the insurance needs of the healthcare industry and promote a commonality of interest among ProAssurance and its insureds.

EXHIBIT 2.1 / FORM A

     Products and Services
     ---------------------

     ProAssurance generates the majority of its premiums from professional liability insurance for providers of medical and other healthcare services. ProAssurance also offers professional liability insurance for providers of legal services, and professional office package and workers' compensation insurance products in connection with its professional liability products. ProAssurance writes primarily claims-made coverage.

     In October 2002, ProAssurance started offering professional liability insurance on an excess and surplus lines basis to medical and other healthcare professionals who generally do not qualify for standard coverage because of their claim history or other factors. Red Mountain Casualty Insurance Company, Inc. ("Red Mountain") is the main subsidiary in which this business is written and provides ProAssurance with opportunities to expand its business while offering alternatives to physicians and other risks who are unable to secure coverage in the admitted market.

     Reinsurance
     -----------

     In accordance with industry practice, ProAssurance reinsures professional liability risks under treaties pursuant to which the reinsurer agrees to assume all or a portion of all risks that it insures above ProAssurance's individual risk retention of $1 million per claim, up to the maximum individual limit offered (currently $16 million). Historically, per claim retention levels have varied between the first $200,000 and the first $2 million depending on the coverage year and the state in which business was written. Periodically, ProAssurance will provide insurance to policyholders above the maximum limits of its reinsurance treaties. In those situations, ProAssurance reinsures the excess risk above the limits of our reinsurance treaties on a facultative basis, whereby the reinsurer agrees to insure a particular risk up to a designated limit.

(c)  Organizational Chart:
     --------------------

     Please see the attached organizational chart. Exhibit B.

ITEM 3.         IDENTITY AND BACKGROUND OF INDIVIDUALS ASSOCIATED WITH APPLICANT

     Board of Directors of ProAssurance

Set forth below are the names and addresses of the current directors and executive officers of ProAssurance and a brief description of their principal occupations and employment during the last five (5) years. None of the directors or executive officers of ProAssurance has ever been convicted in a criminal proceeding (excluding traffic violations not involving death or injury) during the last 10 years.

ProAssurance is a publicly traded company. According to the latest reports filed with the SEC, there are no owners of 10% or more of the voting securities of ProAssurance.

EXHIBIT 2.1 / FORM A

The current directors and executive officers can be contacted at 100 Brookwood Place, Birmingham, Alabama 35209.

     BOARD OF DIRECTORS A. DERRILL CROWE, M.D. - Chairman and Chief Executive Officer of ProAssurance. Member of ProAssurance board since June, 2001. See Dr. Crowe's biographical statement under the heading "Executive Officers" in this Item 4.

     VICTOR T. ADAMO, ESQ., CPCU - Vice Chairman and President of ProAssurance. Member of ProAssurance board since June, 2001. See Mr. Adamo's biographical statement under the heading "Executive Officers" in this Item 4.

     LUCIAN F. BLOODWORTH - Member of ProAssurance board since August, 2002. Mr. Bloodworth is currently the Chairman of Cain Manufacturing, a Birmingham, Alabama based firm. He has held several positions at Cain Manufacturing, including President, Director and Chairman since 1988. Mr. Bloodworth is a director of National Bank of Commerce of Birmingham, Alabama and served as its Executive Vice President from 1983 to 1987. Mr. Bloodworth has been a fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

     PAUL R. BUTRUS - Vice Chairman. Member of ProAssurance board since June, 2001. See Mr. Butrus's biographical statement under the heading "Executive Officers" in this Item 4.

     ROBERT E. FLOWERS, M.D. - Member of ProAssurance board since June, 2001. Dr. Flowers has served on the board of directors of Medical Assurance since its formation on February 8, 1995 and as a director of TMAC from 1985 to 2000. He practiced as a physician with Gynecology Associates of Dothan, P.C., Dothan, Alabama, prior to his retirement in 2001.

     JOHN J. MCMAHON, JR. - Member of ProAssurance board since February, 2002. Mr. McMahon has served as the Chairman of Ligon Industries, LLC and Chairman of the Executive Committee of McWane, Inc. in Birmingham, Alabama since 1999. Prior to that time, Mr. McMahon served as Chairman of the Board of McWane, Inc. He also serves as a director of John H. Harland Co., Protective Life Corporation, and Alabama National BanCorporation.

     JOHN P. NORTH, JR. - Member of ProAssurance board since June, 2001. Mr. North has served on the board of directors of Medical Assurance since June of 1996. He is a certified public accountant who was a partner of the accounting firm of Coopers & Lybrand LLP until his retirement in September 1995.

     ANN F. PUTALLAZ, Ph.D., - Member of ProAssurance board since June, 2001. Ms. Putallaz served as a director of Professionals Group, Inc. since 1996 and its Vice Chairman since 1999. For the past five years, Ms. Putallaz has been the Vice President and Director of Marketing Information Services of Munder Capital Management, an investment advisor to The Munder Funds, an open-end investment company registered under the Investment Company Act of 1940, as amended.

EXHIBIT 2.1 / FORM A

     WILLIAM H. WOODHAMS, M.D., Westside Family Medical Center, P.C. Member of the ProAssurance Board since 2001. Dr. Woodhams had served as a director of Professionals Group (since 1996) and its Chairman (since 1999) and a director of ProNational Insurance Company since 1980. Dr. Woodhams is a board certified family practice physician and has been in private practice in Kalamazoo, Michigan since 1964.

     WILFRED W. YEARGAN, JR.,M.D., Member of the ProAssurance Board since 2003. Dr. Yeargan has practiced medicine in private practice in Tuscaloosa, Alabama, specializing in ophthalmology for over thirty years. Dr. Yeargan has participated as a member of the underwriting and claims advisory committees of The Medical Assurance Company, Inc. since it began operations in 1977.


EXECUTIVE OFFICERS

     VICTOR T. ADAMO - Mr. Adamo has served as a director and as Vice Chairman of the Board and President of ProAssurance since it began operations in June 2001. Mr. Adamo served as a director and President and Chief Executive Officer of Professionals Group (since 1996), Mr. Adamo has served as a director of ProNational Insurance Company since 1990 and its Chief Executive Officer from 1987 to October 1, 2005. He has been a director of MEEMIC Holdings, Inc. since October 1998 and is also chairman and a director of MEEMIC Insurance Company. Mr. Adamo also serves as a director of TMAC, NCRIC, Inc., ("NCRIC"), Woodbrook Casualty Insurance, Inc. and Red Mountain Casualty Insurance Company, Inc. ("Red Mountain"). Prior to joining ProNational, Mr. Adamo was in private legal practice from 1975 to 1985. Mr. Adamo also holds positions as an officer and director of various direct and indirect subsidiaries of ProAssurance.

     A. DERRILL CROWE, M.D. - Dr. Crowe has served as a director and as Chairman of the Board and Chief Executive Officer of ProAssurance since it began operations in June 2001. Dr. Crowe has served as a director and Chairman, President and Chief Executive Officer of Medical Assurance, Inc. since its organization in 1995 and as President and Chief Executive Officer and a director of The Medical Assurance Company, Inc. (formerly Mutual Assurance, Inc.) since its first operations in 1977 until October 1, 2005. Dr. Crowe has also been Chairman and a director of MEEMIC Holdings, Inc. and a director of MEEMIC Insurance Company since 2001. Dr. Crowe is the President and a director of Woodbrook Casualty Insurance, Inc., (f/k/a Medical Assurance of West Virginia, Inc. ("Woodbrook") and is a director of ProNational, NCRIC, and Red Mountain. Dr. Crowe also holds positions as an officer and director of various direct and indirect subsidiaries of ProAssurance.

     PAUL R. BUTRUS - Mr. Butrus has served as a director of ProAssurance since it began operations in June 2001 and was appointed its Vice Chairman in September 2001. Prior to that time, Mr. Butrus was a director and Executive Vice President and Chief Operating Officer of Medical Assurance, Inc. (since 1995). Mr. Butrus has held various positions with TMAC since 1977. Mr. Butrus is Vice President and a director of Woodbrook and serves as a director of ProNational, NCRIC and Red Mountain. Mr. Butrus also holds positions as an officer and director of various direct and indirect subsidiaries of ProAssurance.

EXHIBIT 2.1 / FORM A


     HOWARD H. FRIEDMAN - Mr. Friedman has served as Secretary of ProAssurance since it began operations in 2001. From 2001 until April 1, 2005, Mr. Friedman also served as Chief Financial Officer of ProAssurance and beginning on April 1, 2005, Mr. Friedman has served as Chief Underwriting Officer of ProAssurance. Mr. Friedman has served in a number of positions for TMAC since 1996, and as of October 1, 2005, has served as President of TMAC. Effective October 1, 2005, Mr. Friedman was also elected President of NCRIC, Inc. and Red Mountain. He also serves as a director of TMAC, ProNational and Woodbrook and holds positions as an officer and director of various direct and indirect subsidiaries of ProAssurance. Mr. Friedman is an Associate of the Casualty Actuarial Society.

     JAMES J. MORELLO - Mr. Morello has served as Senior Vice President, Chief Accounting Officer and Treasurer of ProAssurance since June 2001. Mr. Morello has been Senior Vice President and Treasurer of Medical Assurance, Inc. since is formation in February of 1995. Mr. Morello has been employed as Treasurer and Chief Financial Officer of TMAC since 1984. He also serves as Treasurer of ProNational and Red Mountain and serves as Treasurer and a director of Woodbrook. Mr. Morello also holds positions as an officer and director of various direct and indirect subsidiaries of ProAssurance. Mr. Morello is a certified public accountant.

     FRANK B. O'NEIL - Mr. O'Neil has served as Senior Vice President and Investor Relations since September 2001. Mr. O'Neil has been Senior Vice President of Corporate Communications for Medical Assurance, Inc. since 1997 and employed by TMAC and its subsidiaries since 1987.

     EDWARD L. RAND, JR. - Mr. Rand was appointed Senior Vice President of Finance in November, 2004 and was named Chief Financial Officer of ProAssurance on April 1, 2005. Prior to joining ProAssurance, Mr. Rand was Head of Corporate Finance at PartnerRe, Ltd. from 2001 until September, 2004. Prior to that position, Mr. Rand was Treasurer and Chief Financial Officer of Atlantic American Corporation from August 1997 through 2000, a company he joined after serving as Controller of United Capitol Insurance Company. Prior to his employment in the insurance industry, Mr. Rand spent four years with Coopers & Lybrand, which is now part of PriceWaterhouseCoopers. Mr. Rand also serves as a director of TMAC, ProNational, Red Mountain, NCRIC and holds positions as an officer or director of various direct and indirect subsidiaries of ProAssurance.


     Please see complete biographical affidavits of all officers and directors which are attached as Exhibit C.

ITEM 4.         NATURE, SOURCE AND AMOUNT OF CONSIDERATION

(a)  Nature, source and amount of funds:
     ----------------------------------

     The proposed purchase price is approximately $99 million. The exact amount will not be determined until closing of the transaction.

     The transaction is stock-for-stock merger. Shares of Common Stock of ProAssurance Corporation will be used to complete the transaction. The number of shares will be determined as described in section (b) below and

EXHIBIT 2.1 / FORM A

     the shares will be registered under the Securities Act of 1933 under a Form S-4 registration statement to be filed with the SEC (the "S-4 Proxy Statement/Prospectus"). The transaction will require the approval of the PIC-Wisconsin shareholders. The shareholders will vote after the SEC declares the S-4 Proxy Statement/Prospectus effective. The S-4 Proxy Statement/Prospectus contains required disclosures and will be submitted as an Exhibit to this Form A as soon as it is filed with the SEC.

(b)  Criteria Used to Determine Nature and Amount of Consideration:
     -------------------------------------------------------------

     The nature and amount of consideration under the Merger Agreement was determined by arm's-length negotiations between the parties. The criteria utilized as a basis for those negotiations encompassed a number of factors. The value of PIC-Wisconsin was determined using common valuation techniques including public company valuation comparisons, a multiple of tangible book value of PIC-Wisconsin and discounted cash flow models. In performing its evaluation, ProAssurance used a variety of normal business operating assumptions including, but not limited to the potential savings from the integration of the companies' operations. ProAssurance is using the common stock of ProAssurance for consideration in the transaction due to its liquidity in the capital markets and the fact that the transaction can be structured as a tax free exchange for the current holders of PIC-Wisconsin stock.

     Under the terms of the Merger Agreement, each share of PIC-Wisconsin common stock issued and outstanding immediately prior to the Merger (the "PIC Wisconsin Common Stock") is to be converted into the right to receive such number of shares of ProAssurance Common Stock (as defined in Section 5.3 of the Merger Agreement) determined based on an exchange ratio (the "Exchange Ratio"). The Exchange Ratio is based on the average closing price of a share of ProAssurance stock on the ten trading days preceding the effective date of the Merger (the "ProAssurance Closing Stock Price"). This ratio is subject to a 20% range around $49.76, which is the average closing price in the ten days preceding the date of the Merger Agreement (the" ProAssurance Agreement Stock Price"). The Exchange Ratio is to be determined as follows:

          (i) If the ProAssurance Closing Stock Price is greater than $59.71, which is 120% of the ProAssurance Agreement Stock Price then the Exchange Ratio will equal 83.738 which is the number obtained by dividing (A) $5,000 by (B) $59.71;

          (ii) If the ProAssurance Closing Stock Price is less than or equal to$59.71, but more than $39.80 which is 80% of the ProAssurance Agreement Stock Price, then the Exchange Ratio will equal the number obtained by dividing (A) $5,000 by (B) the ProAssurance Closing Stock Price; or

EXHIBIT 2.1 / FORM A

          (iii) If the ProAssurance Closing Stock Price is less than or equal to $39.80, then the Exchange Ratio will equal 125.628, which is the number obtained by dividing (A) $5,000 by (B) $39.80.

     Each share of PIC-Wisconsin Common Stock that is owned by PIC-Wisconsin or any PIC-Wisconsin subsidiary shall automatically be cancelled and retired and shall cease to exist, and no Merger Consideration shall be delivered in exchange thereof.

ITEM 5.         APPLICANT'S FUTURE PLANS FOR THE INSURER

It is currently anticipated that the insurance operations of PIC-Wisconsin will be conducted through the current management in Madison, Wisconsin. ProAssurance may alter or change the proposed operating structure and the responsibilities of PIC-Wisconsin should circumstances indicate that a change would be appropriate and not detrimental to the best interest of the policyholders of PIC-Wisconsin. It is currently anticipated that the post-merger PIC-Wisconsin Board of Directors will consist of A. Derrill Crowe, M.D., Victor T. Adamo, Edward L. Rand, Jr., William T. Montei and David L. Maurer. The biographical affidavits for Dr. Crowe and Messrs. Adamo and Rand are attached as Exhibit C. Mr. Montei is a current director and executive officer and Mr. Maurer is a current executive officer of PIC-Wisconsin, and thus they have biographical affidavits on file.

ProAssurance intends to use its current outside accountants, Ernst & Young LLP, for PIC-Wisconsin after the merger. ProAssurance has utilized E & Y LLP since its inception in 2001. The outside actuary will remain the same for both ProAssurance and PIC-Wisconsin as both parties currently utilize the same actuarial firm which is Tillinghast of Towers Perrin. It is anticipated that PIC-Wisconsin will adopt the ProAssurance Investment Guidelines after the merger, a copy of which is attached as Appendix A to Exhibit D.

ProAssurance does not currently intend to make any material changes in PIC-Wisconsin's corporate structure or have PIC-Wisconsin declare an extraordinary dividend.

For a more detailed discussion of the future plans for the PIC-Wisconsin books of business, see the Plan of Operation which is attached as Exhibit D.

It is anticipated that PIC-Wisconsin will continue to write and renew policies in Wisconsin and other states and to pay claims on such policies.

In 2007, it is anticipated that ProAssurance will enter into a management agreement with PIC-Wisconsin to provide accounting and administrative services for PIC-Wisconsin and its subsidiaries. A Notice on Form D will be filed with the appropriate insurance regulatory authorities with respect to the management agreement and the effective date of such agreement will be subject to and conditioned upon such approval. A copy of ProAssurance's current Management Services Agreement and Expense Allocation Agreement are attached as exhibits to the Plan of Operation, Exhibit D.

EXHIBIT 2.1 / FORM A

It is also anticipated that ProAssurance will file a consolidated federal income tax return with PIC-Wisconsin and its respective subsidiaries after the merger. Such companies propose to enter into a Tax Sharing Agreement to allocate the tax liability and benefits among the companies included in the consolidated group. The terms of the Tax Sharing Agreement have yet to be determined. A Notice on Form D will be filed with the insurance regulatory authorities in each state where ProAssurance's insurance subsidiaries are domiciled with respect to the Tax Sharing Agreement and the effective date of such agreements will be subject to and conditioned upon such approval. A copy of ProAssurance's current Tax Allocation Agreement is attached and an exhibit to the Plan of Operation, Exhibit D.

Reinsurance for medical professional liability claims is maintained on an excess-of-loss basis with a retention of $1 million per claim. The reinsurance program is placed on a syndicated basis, utilizing reinsurers in the United States, Bermuda and Europe. Reinsurance contracts provide capacity to write policy limits of up to $16 million and facultative reinsurance is utilized in the event additional capacity is required for specific risks. For further details, please see Plan of Operation, Exhibit D.

At the anniversary of PIC-Wisconsin's reinsurance program, January 1, 2007, it is anticipated that PIC-Wisconsin will become reinsured under the ProAssurance reinsurance program. The ProAssurance program is similar to the existing PIC-Wisconsin program, placed on an excess-of-loss basis, but with a retention of $1 million per claim.

Notwithstanding the pending sale of Century American Insurance Company which is currently the subject of a Form A proceeding, ProAssurance has no plans to liquidate, or sell substantially all of the assets of PIC-Wisconsin or any of the subsidiaries of PIC-Wisconsin. ProAssurance has no plans to sell the stock of PIC-Wisconsin nor does it have any present plans to merge or consolidate any such companies with any other person other than under the Merger Agreement.

ITEM 6.         VOTING SECURITIES TO BE ACQUIRED

ProAssurance plans to acquire 100% of the common stock of PIC-Wisconsin of the issued and outstanding at the date of the merger, which currently represents 19,741.2 shares. The persons listed in Item 3 do not plan to acquire any shares of PIC-Wisconsin outside of this proposed transaction.

The terms of the agreement will be a stock transaction and the basis for such is outlined in the attached Merger Agreement, Exhibit A. The method by which the fairness of the proposal was determined is described in Item 4(b).

ITEM 7.         OWNERSHIP OF VOTING SECURITIES

Apart from the potential ownership rights of ProAssurance to stock of PIC-Wisconsin that is subject to this Form A, ProAssurance does not have any beneficial ownership or a right to acquire beneficial ownership of any class of voting security of PIC-Wisconsin nor does Applicant, its Affiliates, or any person listed in Item 3.

EXHIBIT 2.1 / FORM A

ITEM 8. CONTRACTS, ARRANGEMENTS, OR UNDERSTANDINGS WITH RESPECT TO VOTING SECURITIES OF THE INSURER

Other than the Merger Agreement which is the subject of this Form A, neither ProAssurance nor any of its affiliates nor any person listed in Item 3 has any contracts, arrangements or understandings with respect to any voting security of PIC-Wisconsin, including but not limited to transfer of any of the securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or guarantees of profits, division of losses or profits, or the giving or withholding of proxies.

ITEM 9.         RECENT PURCHASES OF VOTING SECURITIES

Neither ProAssurance nor any of its affiliates nor any person listed in Item 3 has acquired any PIC-Wisconsin shares during the 12 calendar months preceding the filing of this Form A.

ITEM 10.        RECENT RECOMMENDATIONS TO PURCHASE

Neither ProAssurance nor any of its affiliates nor any person listed in Item 3 nor anyone based upon interviews or at the suggestion of ProAssurance has made any recommendations to purchase any voting security of PIC-Wisconsin during the 12 calendar months preceding this Form A filing.

ITEM 11.        ARRANGEMENTS WITH BROKER-DEALERS

Neither ProAssurance nor any of its affiliates has any agreement, contract or understanding with any broker-dealer as to solicitation of voting securities of PIC-Wisconsin for tender, or for the payment of any fees, commissions or other compensation to any broker-dealers with regard to this transaction.

EXHIBIT 2.1 / FORM A

ITEM 12.        FINANCIAL STATEMENTS AND EXHIBITS

  (a)  Exhibit A       Agreement and Plan of Merger dated December 8, 2005

       Exhibit B       Organizational Chart

       Exhibit C       Biographical Affidavits for the following ProAssurance
                       Corporation Officers and Directors:

                       A. Derrill Crowe, M.D.
                       Victor T. Adamo
                       Lucien F. Bloodworth
                       Paul R. Butrus
                       Robert E. Flowers
                       John J. McMahon, Jr.
                       John P. North, Jr.
                       Ann F. Putallaz
                       William H. Woodhams, M.D.
                       Wilfred W. Yeargan, Jr., M.D.
                       Howard H. Friedman
                       James J. Morello
                       Frank B. O'Neil
                       Edward L. Rand, Jr.

       Exhibit D       Proposed Plan of Operation

                       Appendix A   ProAssurance Investment Guidelines

                       Appendix B   Consulting, Confidentiality and
                       Non-Competition Agreement

                       Appendix C   ProAssurance Expense Allocation Agreement
                       effective 1/1/06

                       Appendix D   ProAssurance Management Services Agreement

                       Appendix E   ProAssurance Tax Allocation Agreement
                       effective 9/1/05

       Exhibit E       ProAssurance Corporation 10K for year ended 12/31/04 &
                       Annual Report to Shareholders

       Exhibit F       ProAssurance Corporation 10K for year ended 12/31/03 &
                       Annual Report to Shareholders

       Exhibit G       ProAssurance Corporation 10K for year ended 12/31/02 &
                       Annual Report to Shareholders

EXHIBIT 2.1 / FORM A

       Exhibit H       ProAssurance Corporation 10K for year ended 12/31/01 &
                       Annual Report to Shareholders

       Exhibit I       ProAssurance Corporation 10Q for quarter ended 9/30/05

       Exhibit J       ProAssurance Corporation Proxy Statement dated 4/18/05

       Exhibit K       Combined Annual Statement of ProAssurance for the year
                       ended 12/31/04

       Exhibit L       ProAssurance S-4 Registration Statement filed with the
                       SEC will be forwarded as soon as it is available and will be marked as Exhibit L.

       Exhibit M       ProAssurance Form E, Consent to Jurisdiction Statement

     (c) The Agreement and Plan of Merger dated December 8, 2005 is attached as Exhibit A. This Merger Agreement describes the transaction in detail.

          An Organizational Chart depicting the subsidiaries of Applicant is attached as Exhibit B.

          ProAssurance Annual Report to Shareholders for the years ended 12/31/04, 12/31/03, 12/31/02, 12/31/01 and its 10Q for the quarter ended 9/30/05 are contained in Exhibits E, F, G, H and I, respectively. Annual Reports to Shareholders for the insurer are not included as the insurer is a wholly-owned subsidiary of ProAssurance which is the publicly traded company.

          Combined Annual Statement for the year ended 12/31/04 for ProAssurance is included in Exhibit K.

          S-4 Registration Statement filed with the SEC will be forwarded as soon as it is available and will be marked as Exhibit L.

Applicant hereby states that the acquisition of PIC-Wisconsin by Applicant would not violate the law or be contrary to the interests of the insureds of PIC-Wisconsin and that:

     (i) After the change of control, PIC-Wisconsin will be able to satisfy the requirements for the issuance of a license to write the line or lines of insurance for which it is presently licensed;

     (ii) The effect of the acquisition of control would not be to create a monopoly or substantially to lessen competition in insurance in Wisconsin;

EXHIBIT 2.1 / FORM A

    (iii) The financial condition of ProAssurance and its affiliates is not likely to jeopardize the financial stability of PIC-Wisconsin, or prejudice the interests of its Wisconsin policyholders;

     (iv) ProAssurance has no plans or proposals to liquidate PIC-Wisconsin, sell its assets, consolidate it with any person, or make any other material change in its corporate structure. ProAssurance's plans to merge PIC-Wisconsin under the Merger Agreement and make any other material change in its business or management will be fair and reasonable to policyholders of PIC-Wisconsin and in the public interest; and

     (v) The competence and integrity of those persons who will control the operation of PIC-Wisconsin are such that it would be in the interest of the policyholders of PIC-Wisconsin and of the public to permit the acquisition of control.

EXHIBIT 2.1 / FORM A

ITEM 13.        SIGNATURE AND CERTIFICATION

     SIGNATURE

Pursuant to the requirements of ch. Ins. 40, Wis. Adm. Code, ProAssurance Corporation has caused this application to be duly signed on its behalf in the city of Birmingham, and the state of Alabama on the 21st day of December, 2005
                                                    ----


(SEAL)


                                                       ProAssurance Corporation

                                                       BY: /s/ Victor T. Adamo
                                                           -------------------
                                                       ITS:     President

Attest:

   /s/ Edward L. Rand, Jr.
--------------------------
BY:  Senior Vice President

                                  CERTIFICATION

The undersigned deposes and says that he has duly executed the attached application dated December 21, 2005 for and on behalf of ProAssurance Corporation; that he is the President of such company and that he is authorized to execute and file such instrument.

Deponent further says that he is familiar with the instrument and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.


                                                /s/ Victor T. Adamo
                                                -------------------
                                                    Victor T. Adamo, President

Subscribed and sworn to this

21st day of December, 2005
----


/s/ Kathryn A. Neville
----------------------
Notary Public: Kathryn A. Neville
My Commission Expires on: 3/13/2006
                          ---------

EXHIBIT 2.1 / EXHIBIT A, FORM A

EXHIBIT A TO FORM A: AGREEMENT AND PLAN OF MERGER IS INCORPORATED BY REFERENCE TO FORM 8-K FILED ON DECEMBER 9, 2005




EXHBIT 2.1 / EXHIBIT B, FORM A
                              ORGANIZATIONAL CHART




                             [SEE SUPPLEMENTAL PDF]

Exhibit 2.1 / EXHIBIT D, FORM A
                                PLAN OF OPERATION




History

Physicians Insurance Company of Wisconsin, Inc. ("PIC-Wisconsin") was organized under the laws of Wisconsin in 1986. PIC-Wisconsin is a property and casualty insurance company that currently holds licenses in Illinois, Indiana, Iowa, Kansas, Michigan, Minnesota, Missouri, Nebraska, Nevada, North Dakota, Ohio, South Dakota and Wisconsin.

ProAssurance Corporation is a specialty insurer with more than $3.8 billion in assets and $789 million in gross written premiums. It was formed through the 2001 merger of Medical Assurance, Inc. and Professionals Group, Inc. and now represents the consolidation of twelve prior companies or books of business. As the nation's fourth largest writer of medical professional liability insurance, ProAssurance is a recognized leader in providing medical malpractice coverages for physicians and other health care providers, primarily in the Southeast and Midwest United States.

ProAssurance is also the tenth largest writer of personal auto coverage in Michigan through its subsidiary MEEMIC Insurance Company. On November 7, 2005 ProAssurance announced that it had entered into an agreement to sell MEEMIC Insurance Company. The sale is expected to close in January of 2006 and no further reference will be made to MEEMIC Insurance Company.


States of Domicile

The following ProAssurance companies are domiciled in Alabama: The Medical Assurance Company, Inc., Red Mountain Casualty Insurance Company, Inc. and Woodbrook Casualty Insurance, Inc. ProNational Insurance Company is domiciled in Michigan. NCRIC, Inc. is domiciled in the District of Columbia. American Medical Insurance Exchange is domiciled in Indiana and is a dormant insurance reciprocal.

PIC-WISCONSIN is domiciled in Wisconsin.

Market Focus

ProAssurance, through its admitted insurance company subsidiaries -- The Medical Assurance Company, Inc., ProNational Insurance Company, NCRIC, Inc. and Woodbrook Casualty Insurance, Inc., provide medical malpractice insurance to physicians, physician groups, hospitals and other health care facilities and dentists in 23 states primarily in the Midwest, Southeast and Mid-Atlantic states.

In addition, ProAssurance provides medical malpractice business on an excess and surplus lines basis through Red Mountain in 17 states and through ProNational in 2 states.

Exhibit 2.1 / EXHIBIT D, FORM A
                                PLAN OF OPERATION




PIC-Wisconsin specializes in medical malpractice insurance for physicians, physician groups, hospitals and other health care facilities and dentists. It is the largest medical malpractice insurance provider in Wisconsin and also writes medical malpractice business on an admitted basis in Illinois, Iowa, Kansas, Minnesota, Nebraska, Nevada, and South Dakota.

The following chart is based on 2004 data as reported by the National Association of Insurance Commissioners. It shows the medical malpractice premium and market share for ProAssurance and PIC-Wisconsin in each of their states of operation. There is very little market share overlap between the companies and the proposed merger will not result in an undue market concentration in any state.

                   Medical Liability Direct Written Premium at December 31, 2004

                    Total     PIC Wis                 ProAssurance                 Combined
                   Premium    Premium    Market          Premium     Market         Premium      Market
     State         (000's)     (000's)    Share   Rank    (000's)     Share  Rank   (000's)      Share    Rank
---------------- ------------ ---------- ------- ----- -------------- ------ ---- ------------ ---------- ------
Wisconsin         $  111,321  $ 36,998     33.2%  1       $     48       -   33    $ 37,046       33.3%    1
---------------- ------------ ---------- ------- ----- -------------- ------ ---- ------------ ---------- ------
Iowa                  99,507    19,470     19.6%  2            468      .5%  21      19,938       20.0%    2
---------------- ------------ ---------- ------- ----- -------------- ------ ---- ------------ ---------- ------
Nevada                92,897     7,780      8.4%  4              -       -    -       7,780        8.4%    4
---------------- ------------ ---------- ------- ----- -------------- ------ ---- ------------ ---------- ------
Illinois             758,729     7,464      1.0% 15         26,902     3.6%   5      34,366        4.9%    4
---------------- ------------ ---------- ------- ----- -------------- ------ ---- ------------ ---------- ------
Nebraska              34,071     2,265      6.7%  5              -       -    -       2,265        6.7%    5
---------------- ------------ ---------- ------- ----- -------------- ------ ---- ------------ ---------- ------
Minnesota             86,949       991      1.1% 12              -       -    -         991        1.1%   12
---------------- ------------ ---------- ------- ----- -------------- ------ ---- ------------ ---------- ------
South Dakota          21,151       190      0.9%  8              -       -    -         190        0.9%    8
---------------- ------------ ---------- ------------- -------------- ----------- ------------ ---------- ------
Total            $ 1,511,266  $ 75,158                    $ 27,418                 $102,576
                 ============ ==========               ==============             ============



Ratings

A.M. Best assigns a rating of "A-" (Excellent) to ProAssurance and our principal subsidiaries, The Medical Assurance Company, Inc., ProNational Insurance Company, and Red Mountain Casualty Insurance Company, Inc. Standard & Poor's assigns our principal professional liability carriers a rating of "A-" ("Strong), and Fitch assigns a rating of "A-" to our subsidiaries The Medical Assurance Company, Inc., ProNational Insurance Company. NCRIC, Inc. is rated B++ and Woodbrook Casualty Insurance, Inc. (formerly known as Medical Assurance of West Virginia, Inc.) is rated B- by A.M. Best. American Medical Insurance Exchange is dormant and is not rated.

Exhibit 2.1 / EXHIBIT D, FORM A
                                PLAN OF OPERATION



Operations

ProAssurance - Current Operations
---------------------------------

ProAssurance emphasizes a local approach to its insurance markets. Claims are administered through fourteen local offices and underwriting is handled through six regional underwriting offices.

All underwriting, policy administration and risk management services are performed by company employees. ProAssurance writes exclusively on a claims-made basis. In making underwriting decisions, the training, practice locations, procedures and claims history of the insured are all considered in making the underwriting decision and determining an appropriate rate. Management of claims is performed by the ProAssurance Claims Staff working in the geographic area from which the claim arises. When a claim is filed, coverage is determined under the policy and an independent defense attorney is retained and assigned to all claims in litigation. All policies sold provide third-party liability coverage, rather than first-party coverage; therefore, claims typically involve extensive discovery and litigation and may take several years to be resolved. After appropriate investigation, the focus is on defending claims without merit and settling claims where negligence is present.

Accounting, actuarial, and information systems functions are performed by ProAssurance personnel primarily located in ProAssurance's Birmingham, Alabama headquarters. Investments are managed by independent, professional portfolio managers and overseen by the ProAssurance Investment Committee, made up of senior management. Virtually all investments are in high-quality, fixed-maturity securities. A copy of ProAssurance's investment guidelines is attached as Appendix A.

Reinsurance for medical professional liability claims is maintained on an excess-of-loss basis with a retention of $ 1 million per claim. The reinsurance program is placed on a syndicated basis, utilizing reinsurers in the United States, Bermuda and Europe. Reinsurance contracts provide capacity to write policy limits of up to $16 million and facultative reinsurance is utilized in the event additional capacity is required for specific risks.

Sales activities are conducted primarily on a direct basis in two states and through independent agents in all other states. Agency business is by a select number of independent insurance agents who are familiar with the respective marketplace. Agents do not have binding authority except with the prior approval from the Company. Agents are paid a set commission rate on all lines of business that they are authorized to write. Agents are required to provide proof of E & O insurance and a background check is done on each agent before they can be considered to represent the company.

Exhibit 2.1 / EXHIBIT D, FORM A
                                PLAN OF OPERATION




PIC-Wisconsin - Current Operations
----------------------------------

PIC-Wisconsin's operations are performed out of its office in Madison, Wisconsin.

All underwriting, policy administration, and risk management is done by PIC-Wisconsin employees located in its Madison, Wisconsin office. PIC-Wisconsin writes primarily claims-made coverage, but offers occurrence coverage to Wisconsin physicians and hospitals and to dentists in several states. In making underwriting decisions, the training, practice locations, procedures and claims history of the insured are all considered in making the underwriting decision and determining an appropriate rate.

PIC-Wisconsin claims management for all states is also located at its Madison, Wisconsin headquarters. Claims are handled similarly from state to state. Coverage is determined by referencing the policy and an independent defense attorney is retained and assigned to all claims in litigation. All policies sold provide third-party liability coverage, rather than first-party coverage; therefore, claims typically involve extensive discovery and litigation and may take several years to be resolved. Claims without merit are defended and claims involving clear negligence are settled.

PIC-Wisconsin's support functions such as accounting, and information systems functions are performed by PIC-Wisconsin personnel headquartered in Madison, Wisconsin. Investments are managed by independent, professional portfolio managers and overseen by the PIC-Wisconsin Treasurer and Investment Committee.

Reinsurance for medical professional liability claims is maintained on an excess-of-loss basis with a retention of $500,000 per claim. The reinsurance program is placed on a syndicated basis, utilizing reinsurers in the United States and Europe. Reinsurance contracts provide capacity to write policy limits of up to $6 million, with additional facultative limits available.

PIC-Wisconsin sells its products in Wisconsin primarily through an agency owned by the Wisconsin Medical Society and through independent agents. Business outside of Wisconsin is written through a select number of independent insurance agents who are familiar with the marketplaces in which they operate. Agents do not have binding authority except with the prior approval of PIC-Wisconsin. Agents are paid a set commission rate on all lines of business that they are authorized to write. Agents are required to provide proof of E & O insurance and a background check is done on each agent before they can be considered to represent the company.


Post Merger
-----------

Post merger, it is the intent of ProAssurance to continue PIC-Wisconsin as a Wisconsin domiciled insurer and maintain its strong presence in the Wisconsin and allow it to continue to service its core market. PIC-Wisconsin will serve as ProAssurance's Northwest regional office.

Exhibit 2.1 / EXHIBIT D, FORM A
                                PLAN OF OPERATION


ProAssurance intends to locate underwriting, policy administration, and risk management operations for Wisconsin, Iowa, Minnesota, Nebraska, Nevada and South Dakota into the PIC-Wisconsin office in Madison, Wisconsin. Any admitted business currently written by the ProAssurance in these states will be transferred to Madison for policy administration.

The existing PIC-Wisconsin Claims office in Madison will remain in place.

Underwriting, policy administration, and risk management for the Illinois business of PIC-Wisconsin will be consolidated into the ProAssurance underwriting office located in Okemos, Michigan and claims will be serviced by the existing ProAssurance claims office in Lisle, Illinois.

The basic policy forms and coverage provided by ProAssurance and PIC-Wisconsin are substantially similar in coverage and application. These forms will be further evaluated over the first year post merger and if necessary, any changes to the forms will be filed in accordance with state rules and regulations. Both companies write medical malpractice primarily on a claims-made basis and follow a similar policy structure that provides for a free tail in the event of death, disability, and retirement.

ProAssurance intends to continue to write all Wisconsin business through PIC-Wisconsin as a statutory company. At this time, a decision has not been made as to which statutory entity will be utilized to write the PIC-Wisconsin and ProAssurance business outside of Wisconsin. All local offices of ProAssurance have the ability to issue coverage through any of the ProAssurance statutory entities; and, accordingly, the Madison office will have access to the other ProAssurance statutory admitted companies. Initially, the business will continue to be written through the current companies. In the future, business may be transferred between companies upon policy renewal, with these decisions based primarily on the capacity and rating agency considerations. For any insureds that are ultimately moved from one carrier to another carrier within the ProAssurance group, tenure with the prior company will be honored for purposes of a free tail due to Death, Disability or Retirement.

Based primarily on ProAssurance's needs as a publicly traded company and subject to Sarbanes-Oxley Act control requirements, it is the policy of ProAssurance to have a centralized accounting operation for its medical malpractice business. The PIC-Wisconsin accounting staff will complete accounting for 2006 in Madison, Wisconsin and a transition plan will be put in place to transfer ongoing accounting functions to Birmingham on or after January 1, 2007. At that time, a request will be made of the Wisconsin Commissioner for permission to relocate the books and records of PIC-Wisconsin to Birmingham, Alabama. Assurances will be made that all books and records will continue to be available for any regulatory exam conducted after that point. The accounting functions have been successfully integrated by ProAssurance in the Medical Assurance /Professionals Group merger that took place in 2001 and most recently in the ProAssurance/NCRIC merger. Following the same strategy, current ProAssurance personnel will work closely with the current PIC-Wisconsin personnel to effect the transition. As with the prior mergers, it is anticipated that certain PIC-Wisconsin personnel in these departments will be offered positions with ProAssurance. ProAssurance will work with employees who are not offered positions to assist through severance benefits and outplacement services to assist them in locating a new position.

Exhibit 2.1 / EXHIBIT D, FORM A
                                PLAN OF OPERATION


At the anniversary of PIC-Wisconsin's reinsurance program, January 1, 2007, it is anticipated that PIC-Wisconsin will become reinsured under the ProAssurance reinsurance program. As described above, the ProAssurance program is similar to the existing PIC-Wisconsin program, placed on an excess-of-loss basis, but with a retention of $1 million per claim.


PIC-Wisconsin
-------------

Business in Wisconsin and other PIC-Wisconsin states will continue to be marketed through the current distribution system. In Illinois, ProAssurance will appoint the current PIC-Wisconsin agents and respect the ownership rights the agents possess in their PIC-Wisconsin book of business, subject to normal transfer of business procedures. In other states, in the event that a ProAssurance company other than PIC-Wisconsin is used to write this business, ProAssurance will appoint the current PIC-Wisconsin agents to write on behalf of the appropriate ProAssurance company. As there is some overlap of common agents already utilized by the two entities, the transition of agents is anticipated to be smooth. Background checks, as required by law, will be performed on all new agents and any other agents where the process has not been completed.

Agents who are not already a party to the ProAssurance form of agency agreement, will be requested to adopt that form of agreement.

Transition/Integration

Given its recent merger with NCRIC and several other mergers that occurred in the past, ProAssurance understands the delicate nature of mergers and the effect they have on the personnel involved. ProAssurance has historically been fair and reasonable in providing advance notice, severance and job placement services for any employees who have their positions eliminated. The dual goals of ProAssurance are to avoid any disruption in insurance operations and to treat employees with understanding and respect.

All PIC-Wisconsin officers are covered by change of control agreements that range from six months to two years, depending on the position. ProAssurance will assist PIC-Wisconsin in extending retention/severance agreements to staff that have a likelihood of job elimination or transfer as a part of the merger. The agreements will offer monetary incentives for the employees to remain in place during the transition period and will then provide severance benefits and outplacement services should their job be eliminated.

Pursuant to the Merger Agreement, PIC-Wisconsin Board members will be offered a Consulting, Confidentiality and Non-Competition Agreement. A copy of the Agreement is attached as Appendix B.

Exhibit 2.1 / EXHIBIT D, FORM A
                                PLAN OF OPERATION


Intercompany Agreements
-----------------------

     Expense Sharing
     ---------------

It is anticipated that ProAssurance will enter into an expense sharing agreement with PIC-Wisconsin to establish a method to allocate direct and indirect expenses for statutory and financial purposes. ProAssurance currently has an expense sharing agreement between its insurance subsidiaries including Medical Assurance, ProNational, Woodbrook Casualty, Red Mountain, NCRIC and their respective parent companies. A Notice on Form D will be filed with the appropriate insurance regulatory authorities with respect to the expense sharing agreement and the effective date of such agreement will be subject to and conditioned upon the permission or approval of such regulatory authorities. A copy of the current ProAssurance Expense Allocation Agreement is attached as Appendix C.

     Management Services
     -------------------

ProAssurance has in place a Management Services Agreement between all of its insurance subsidiaries in order to achieve administrative and other economies. It is anticipated that PIC-Wisconsin will become a part of this agreement and that ProAssurance will provide accounting and administrative services as required for PIC-Wisconsin and its subsidiaries. A Notice on Form D will be filed with the appropriate insurance regulatory authorities with respect to the management agreement and the effective date of such agreement will be subject to and conditioned upon the permission or approval or such regulatory authorities. A copy of the current ProAssurance Management Services Agreement is attached as Appendix D.

     Tax Sharing
     -----------

It is also anticipated that ProAssurance will file a consolidated federal income tax return with PIC-Wisconsin and its respective subsidiaries after the merger. Such companies propose to enter into a Tax Sharing Agreement to allocate the tax liability and benefits among the companies included in the consolidated group. A Notice on Form D will be filed with the insurance regulatory authorities in each state where ProAssurance's insurance subsidiaries are domiciled with respect to the Tax Sharing Agreement and the effective date of such agreements will be subject to and conditioned upon the permission or approval of such regulatory authorities. A copy of the current ProAssurance Tax Allocation Agreement is attached as Appendix E.

Exhibit 2.1 / EXHIBIT D, FORM A
                                PLAN OF OPERATION


                               LIST OF ATTACHMENTS


Appendix A           ProAssurance Investment Guidelines

Appendix B           Consulting, Confidentiality and Non-Competition Agreement

Appendix C           ProAssurance Expense Allocation Agreement effective 1/1/06

Appendix D           ProAssurance Management Services Agreement effective 1/1/06

Appendix E           ProAssurance Tax Allocation Agreement effective 9/1/05

Exhibit 2.1 / EXHIBIT D, APPENDIX B, FORM A
            CONSULTING, CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

     THIS CONSULTING, CONFIDENTIALITY AND NONCOMPETITION AGREEMENT ("Agreement") is made and entered into as of the ______ day of _____________, 200__ by and between ProAssurance Corporation, a Delaware corporation ("ProAssurance"), and __________________________ (the "Consultant").

                              W I T N E S S E T H :

     WHEREAS, ProAssurance desires to retain Consultant for the period set forth in this Agreement to obtain services from the Consultant, and Consultant is willing to be retained by ProAssurance pursuant to this Agreement; and

     WHEREAS, Consultant acknowledges (i) that Consultant's expertise will contribute significantly to the financial success of the business of ProAssurance and (ii) that the compensation, covenants not to compete and confidentiality provisions in this Agreement are reasonable.

     NOW, THEREFORE, in consideration of the premises, as well as for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereby agree as follows:

     1. Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the Agreement and Plan of Merger dated as of December __, 2005, by and between ProAssurance and Physicians Insurance Company of Wisconsin, Inc., a Wisconsin stock insurance corporation ("PIC WISCONSIN").

     2. Consulting Relationship. ProAssurance hereby retains Consultant to provide Consulting Services (as defined in Section 3 of this Agreement) for a term commencing on the date hereof (the "Effective Date") and ending on that date that is the earlier of the date this Agreement is terminated and June 30, 2007 (the "Expiration Date").

     3. Consulting Services. Consultant agrees to provide such services to ProAssurance as may be reasonably requested from time to time by the Chairman of the Board or the Vice-Chairman of the Board of ProAssurance, consistent with Consultant's skills, background and experience. Consultant shall not be required to devote a specific amount of time each year to the performance of his duties, but shall spend that amount of time reasonably necessary to accomplish the assigned tasks (including Board, advisory board and committee service) faithfully and completely. The services of Consultant as described above are collectively defined as the "Consulting Services."


     4. Compensation.

          a. In consideration of Consultant's Consulting Services and Consultant's covenants regarding confidentiality and noncompetition, ProAssurance shall pay Consultant a monthly consulting fee of $_______ (the "Consulting Fee").

          b. ProAssurance shall reimburse Consultant, within 30 days after Consultant submits expense receipts to ProAssurance, for all reasonable out-of-pocket travel expenses that are paid by Consultant in performing the Consulting Services, in accordance with the reimbursement policies adopted from time to time by ProAssurance.

Exhibit 2.1 / EXHIBIT D, APPENDIX B, FORM A
            CONSULTING, CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

          c. It is understood and agreed that Consultant is responsible for all tax payments. If ProAssurance, in its sole discretion, shall determine that ProAssurance or any of its subsidiaries has incurred or will incur any liability to withhold any federal, state or local income or other taxes by reason of any remuneration payable to Consultant, then ProAssurance may effect such withholding.

     5. Right of Employment. Neither this Agreement nor any action taken or not taken pursuant to this Agreement shall be construed as giving Consultant any right to be retained, as an employee or otherwise, by ProAssurance or any of its subsidiaries.


     6. Termination. This Agreement may be terminated as follows:

               a. This Agreement shall terminate one day after Consultant's death.

               b. ProAssurance may terminate this Agreement if, by reason of a disability, Consultant has been unable to perform Consulting Services for a period of 180 consecutive days.

               c. ProAssurance may terminate this Agreement for Cause at any time. For purposes of this Agreement "Cause" shall mean, and this Agreement shall be deemed to have been terminated for Cause if such termination results from, (i) willful gross misconduct on the part of Consultant that is materially and demonstrably injurious to ProAssurance or any of its subsidiaries as determined by the Board of Directors of ProAssurance; provided however, that no act, or failure to act, on the part of Consultant shall be considered willful gross misconduct unless Consultant acted, or failed to act, other than in good faith and with a reasonable belief that such action, or failure to act, was in the best interest of ProAssurance and its subsidiaries; or (ii) Consultant commits any act that constitutes a felony and that results, or is intended to result, directly or indirectly, in Consultant's substantial personal gain or personal enrichment at the expense of ProAssurance or any of its subsidiaries.

               d. Consultant may terminate this Agreement with cause or without cause at any time.

     7. Compensation Upon Termination. Upon termination of this Agreement ProAssurance shall have no further obligation under this Agreement to make any payments to Consultant or to bestow any benefits on Consultant after the date this Agreement is terminated (the "Termination Date"), other than payments and benefits accrued and due and payable to Consultant prior to the Termination Date.


     8. Confidentiality.

               a. Consultant acknowledges (i) that as a result of Consultant's prior service as a director of PIC WISCONSIN and Consultant's engagement by ProAssurance, Consultant has and will become informed of, and has had and will have access to, valuable and confidential information of ProAssurance and its subsidiaries including, but not limited to, trade secrets, technical information, know-how, plans, specifications, marketing and sales information,

Exhibit 2.1 / EXHIBIT D, APPENDIX B, FORM A
            CONSULTING, CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

claims handling information, investment information, and the identity of policyholders and reinsurers (collectively, "Confidential Information"), (ii) that the Confidential Information is the exclusive property of ProAssurance and its subsidiaries, and (iii) that the Confidential Information is to be held by Consultant in trust and solely for the benefit of ProAssurance and its subsidiaries. Accordingly, Consultant shall not at any time subsequent to the date of this Agreement, use, reveal, report, publish, transfer or otherwise disclose to any person or entity any of the Confidential Information without the prior consent of ProAssurance, except to officers and employees of ProAssurance and its subsidiaries, and other persons or entities whom ProAssurance agrees are in a contractual or fiduciary relationship with ProAssurance or any of its subsidiaries. This provision does not prohibit Consultant from disclosing information which legally is or becomes of general public knowledge from authorized sources other than Consultant.

               b. If the Confidential Information known to Consultant or in Consultant's possession is subpoenaed, is subject to a demand for production, or is subject to any other form of legal process, by any judicial, regulatory, administrative, legislative or governmental authority, or any other person or entity, Consultant agrees to notify ProAssurance promptly that such subpoena, demand or other legal process has been received. Consultant agrees to use Consultant's best efforts, consistent with the requirements of applicable law, to protect the Confidential Information from disclosure and to cooperate with ProAssurance and its subsidiaries in seeking protection from disclosure of the Confidential Information. If Consultant is required to disclose the Confidential Information, Consultant agrees, at ProAssurance's request and expense, to use Consultant's best efforts to obtain assurances that the Confidential Information will be maintained on a confidential basis and not be disclosed to a greater degree than legally required.

               c. Upon the termination of this Agreement, Consultant shall promptly deliver to ProAssurance all originals and all copies that are in Consultant's possession or control of the following: all customer lists, stockholder lists, lists of names of beneficial owners, policyholder lists, manuals, letters, notes, notebooks, reports and all other materials relating to the business of ProAssurance and its subsidiaries. Consultant shall represent to ProAssurance that Consultant has complied with the provisions of this Section 8 at the time the Consultant ceases to be a consultant to ProAssurance.

     9. Noncompetition and Nonsolicitation.

               a. During the term of this Agreement, Consultant agrees that Consultant shall not, directly or indirectly, engage, participate, or assist in any business organization by performing services related to the providing of malpractice insurance to physicians, dentists and other persons or entities insured by ProAssurance or any of its subsidiaries (the "Proscribed Activities") in the states in which ProAssurance or any of its subsidiaries is then conducting the Proscribed Activities, whether as owner, part-owner, stockholder, partner, director, officer, trustee, employee, agent, consultant or in any other capacity, on Consultant's own behalf or on behalf of any person or entity. Consultant may make passive investments in a competitive enterprise the voting equity interests of which are publicly traded, provided that Consultant's holdings in such enterprise, together with the holdings of any of the Consultant's affiliates (as that term is defined in Rule 405 of the Rules under the Exchange Act) do not exceed 3% of the outstanding voting equity interests of such enterprise.

Exhibit 2.1 / EXHIBIT D, APPENDIX B, FORM A
            CONSULTING, CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

               b. During the term of this Agreement, Consultant agrees that Consultant shall not (i) directly or indirectly solicit any person or entity in the states in which ProAssurance or any of its subsidiaries is then conducting the Proscribed Activities to purchase insurance products or services competitive with the Proscribed Activities, (ii) directly or indirectly solicit any person or entity to purchase or sell insurance products or services relating to the Proscribed Activities, or (iii) recruit or otherwise solicit or induce any person who is at the time an employee or consultant with ProAssurance or any of its subsidiaries to terminate such person's employment or consulting relationship with ProAssurance or any of its subsidiaries.

     10. Restrictions Reasonable. The restrictions against competition and solicitation set forth above are considered by the parties to be reasonable for the purposes of protecting the business of ProAssurance and its subsidiaries. If any restriction is found by a court of competent jurisdiction to be unenforceable because it extends for too long a period of time, or over too broad a range of activities, or in too large a geographic area, then that restriction shall be interpreted to extend only over the maximum period of time, or range of activities, or geographic area, as to which it may be enforceable.

     11. Remedies. Consultant and ProAssurance acknowledge that ProAssurance and its subsidiaries would not have an adequate remedy at law for money damages if the covenants contained in Sections 8 or 9 of this Agreement were not complied with in accordance with their terms. Because the breach or threatened breach of any of the covenants in Sections 8 or 9 of this Agreement will result in immediate and irreparable injury to ProAssurance and its subsidiaries, Consultant agrees that ProAssurance and its subsidiaries shall be entitled to an injunction restraining Consultant from violating Sections 8 and 9 of this Agreement to the fullest extent allowed by law. Nothing in this Agreement shall prohibit ProAssurance or any of its subsidiaries from pursuing all other legal or equitable remedies that may be available to it for a breach or threatened breach, including the recovery of damages.

     12. Resignation from PIC WISCONSIN Subsidiaries. Consultant hereby resigns as director and officer, if applicable, of PIC WISCONSIN and any of its direct or indirect subsidiaries, effective upon the Effective Time of the merger contemplated under the Agreement. This resignation shall not require acceptance by PIC WISCONSIN or any of its direct or indirect subsidiaries, and shall take effect automatically upon the Effective Time without any further action on behalf of the Consultant or PIC WISCONSIN or any of its direct or indirect subsidiaries.

     13. Survival. The provisions of Sections 8, 9, 10, 11, 12 and 18(b) shall survive the termination of this Agreement and shall inure to the benefit of ProAssurance, its successors and assigns.

     14. Third-Party Agreements and Rights. Consultant confirms that Consultant is not bound by any agreement with any other person or entity that would restrict engagement of Consultant in any business or Consultant's use or disclosure of information. Consultant represents that Consultant's execution of this Agreement, engagement by ProAssurance and performance of duties pursuant to this Agreement will not violate any obligations Consultant may have to any other person or entity. Consultant shall not disclose or make use of information in violation of any agreements with or rights of any other person or entity.

Exhibit 2.1 / EXHIBIT D, APPENDIX B, FORM A
            CONSULTING, CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

     15. Further Assurances. Consultant and ProAssurance agree to execute, acknowledge, deliver and file, or cause to be executed, acknowledged, delivered and filed, all further instruments, agreements or documents as may be necessary to consummate the transactions provided for in this Agreement and to do all further acts necessary to carry out the purpose and intent of this Agreement.

     16. No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with the waiver or estoppel. No written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of the term or condition for the future or as to any act other than that specifically waived. The waiver by a party of any other party's breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, and the failure of any party to exercise any right or remedy shall not operate or be construed as a waiver or bar to the exercise of such right or remedy upon the occurrence of any subsequent breach. No delay on the part of a party in exercising a right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of a party of a right, power or privilege, or a single or partial exercise of a right, power or privilege, shall preclude further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of this Agreement are cumulative and are not exclusive of the rights or remedies that a party may otherwise have at law or in equity.

     17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin without reference to its conflicts of law principles.

     18. Notices. Notices required or permitted to be given under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested), or delivered by an express courier (with confirmation), to the parties at the addresses below (or at such other address for a party as shall be specified by like notice):


          a.   If to ProAssurance:
               ProAssurance Corporation
               100 Brookwood Place
               Birmingham, Alabama 35209
               Attention: Chief Executive Officer
               Fax:(205)877-4405

          b.   If to Consultant:

               ----------------------------------

               ----------------------------------

               ----------------------------------

Exhibit 2.1 / EXHIBIT D, APPENDIX B, FORM A
            CONSULTING, CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

     19. Assignment.

               a. This Agreement and all of Consultant's rights, duties and obligations under this Agreement are personal in nature and shall not be assignable by the Consultant. A purported assignment shall not be valid or binding on ProAssurance.

               b. This Agreement shall inure to the benefit of and be legally binding upon all successors and assigns of ProAssurance. ProAssurance will require a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of ProAssurance by agreement in form and substance satisfactory to the Consultant, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that ProAssurance would be required to perform it if no such succession had taken place. For purposes of this Section 18, "ProAssurance" shall mean ProAssurance as defined above and all successors to its business or assets that execute and deliver the agreement provided for in this Section 18 or that otherwise become bound by the terms and provisions of this Agreement by operation of law.

     20. Attorneys' Fees. If litigation is brought concerning this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall upon final judgment and the expiration of all appeals immediately pay upon demand all reasonable attorneys' fees and expenses of the prevailing party.

     21. Entire Agreement. This Agreement constitutes the entire understanding of the parties and supersedes all prior discussions, negotiations, agreements and understandings, whether oral or written, with respect to its subject matter. This Agreement may be modified only by a written instrument properly executed by Consultant and ProAssurance.

     22. Severability. If any one or more of the provisions of this Agreement is held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intent of the parties.

     23. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     The parties have executed this Agreement effective as of the day and year first written above.

PROASSURANCE CORPORATION                          CONSULTANT


By:
   ----------------------------------             ------------------------------
       Victor T. Adamo, President                 Name:

                                                  ------------------------------
                                                  Taxpayer Identification Number

Exhibit 2.1 / EXHIBIT D, APPENDIX C, FORM A
                    PROASSURANCE EXPENSE ALLOCATION AGREEMENT

     This Agreement is made and entered into this date to be effective as of the 1st day of January, 2006 by and between ProAssurance Corporation and its subsidiaries, (collectively the "Companies" and separately a "Company"), each of which is listed on the signature page and has caused this Agreement to be executed by a duly authorized officer.

     Recitals:

     WHEREAS, each of the Companies listed on the signature page (collectively, the "Companies") is an affiliated company and the Companies have determined that they can most efficiently and economically operate by combining certain portions of their operations so that management and employees of one Company may provide services on behalf of one or more other Companies;

     WHEREAS, the Companies desire to establish a method to allocate certain expenses with respect to such services;

     NOW THERFORE, in consideration of these premises and the terms and conditions set forth herein, the Companies agree as follows:

     1. Definitions: As used in this Agreement, the following terms shall have the following meaning:

     o "Direct Expenses" means an expense arising from services performed by employees of the Companies or by outside vendors that can readily be identified as applicable to one Company only. Examples of direct expenses include the employee costs for employees who service only one Company, agent's commissions, premium taxes, and allocated loss adjustment expenses that relate to specific claims files.

     o "Indirect Expenses" means expenses arising from services performed by employees of the Companies or by outside vendors, where the subject services are performed for the benefit of one or more of the Companies and cannot readily be identified as applicable to one Company only. Examples of such services are salaries, benefits and expenses of staff from departments such as administration, accounting, information systems and vendor services such as actuarial consulting.

     2.   Allocation of Direct Expenses:

     Direct Expenses shall be allocated to the Company incurring such expenses.

     3.   Allocation of Indirect Expenses:

     Indirect Expenses shall be allocated during each accounting period on a closely estimated basis. For purposes of developing this estimate, indirect

Exhibit 2.1 / EXHIBIT D, APPENDIX C, FORM A
                    PROASSURANCE EXPENSE ALLOCATION AGREEMENT

     expenses will be allocated in a fair and reasonable method in conformity with customary insurance accounting practices and that method shall be consistently applied.

     4.   Settlement Provision:

     Allocation of expenses will be settled on a quarterly basis.

     5.   Term of Agreement:

     The original term of this Agreement shall be January 1, 2006 through December 31, 2006, inclusive and this Agreement shall automatically continue in force for subsequent calendar years unless amended or modified by the Companies.

     6.   Amendment:

     This Agreement cannot be amended except in writing signed by authorized representatives of the Companies.


     7.   Severability:

     If any part of this Agreement shall be held invalid for any reason (based upon any applicable insurance statute, rule or regulation or otherwise is disapproved by a governing Insurance Department) such invalidity shall not affect any part of this Agreement and the other parts of this Agreement shall remain in full force and effect.

     The Companies have entered into this Agreement on this date, September 1, 2005.

                                        PROASSURANCE CORPORATION
ATTEST:
                                        By: /s/ Victor T. Adamo
/s/ Kathryn A. Neville                  -----------------------
----------------------                  Its:   President




                                        MEDICAL ASSURANCE, INC.
ATTEST:
                                        By: /s/ James J. Morello
/s/ Kathryn A. Neville                      --------------------
----------------------                  Its:   Treasurer

Exhibit 2.1 / EXHIBIT D, APPENDIX C, FORM A
                    PROASSURANCE EXPENSE ALLOCATION AGREEMENT



                                       THE MEDICAL ASSURANCE COMPANY, INC.
ATTEST:
                                       By: /s/ Howard H. Friedman
                                       --------------------------
/s/ Kathryn A. Neville                 Its: Senior Vice President
----------------------



                                       WOODBROOK CASUALTY INSURANCE, INC.
ATTEST:
                                       By: /s/ James J. Morello
                                       ------------------------
/s/ Kathryn A. Neville                 Its: Treasurer
----------------------



                                       IAO, INC.
ATTEST:
                                       By: /s/ James J. Morello
                                       ------------------------
/s/ Kathryn A. Neville                 Its: Treasurer
----------------------



                                       MEDICAL ASSURANCE OF INDIANA AGENCY, INC.
ATTEST:
                                       By: /s/ James J. Morello
                                       ------------------------
/s/ Kathryn A. Neville                 Its: Treasurer
----------------------



                                       MUTUAL ASSURANCE AGENCY OF OHIO, INC.
ATTEST:
                                       By: /s/ James J. Morello
                                       ------------------------
/s/ Kathryn A. Neville                 Its: Treasurer
----------------------



                                       PROASSURANCE GROUP SERVICES CORPORATION
ATTEST:
                                       By: /s/ Victor T. Adamo
                                       -----------------------
/s/ Kathryn A. Neville                 Its: President
----------------------



                                       PROFESSIONALS GROUP, INC.
ATTEST:
                                       By:/s/ Victor T. Adamo
                                       ----------------------
/s/ Kathryn A. Neville                 Its: President
----------------------

Exhibit 2.1 / EXHIBIT D, APPENDIX C, FORM A
                    PROASSURANCE EXPENSE ALLOCATION AGREEMENT


                                     PRONATIONAL INSURANCE COMPANY
ATTEST:
                                     By: /s/ Victor T. Adamo
                                     -----------------------
/s/ Kathryn A. Neville               Its: President
----------------------



                                     RED MOUNTAIN CASUALTY INSURANCE CO., INC.
ATTEST:
                                     By: /s/ Victor T. Adamo
                                     -----------------------
/s/ Kathryn A. Neville               Its: President
----------------------



                                     AMERICAN INSURANCE MANAGEMENT CORPORATION,
ATTEST: INDIVIDUALLY AND AS ATTORNEY-IN-FACT FOR AMERICAN MEDICAL INSURANCE EXCHANGE

                                     By: /s/ Victor T. Adamo
                                     -----------------------
/s/ Kathryn A. Neville               Its: President
----------------------



                                     PRONATIONAL INSURANCE AGENCY, INC.
ATTEST:
                                     By: /s/ Jeffrey L. Bowlby
                                     -------------------------
/s/ Kathryn A. Neville               Its: President
----------------------




                                     PHYSICIANS PROTECTIVE PLAN, INC.
ATTEST:
                                     By: /s/ James J. Morello
                                     ------------------------
/s/ Kathryn A. Neville               Its: Treasurer




                                     PROFESSIONALS GROUP SERVICES CORP.
ATTEST:
                                     By: /s/ Victor T. Adamo
                                     -----------------------
/s/ Kathryn A. Neville               Its: President
----------------------




                                     PRA SERVICES CORPORATION
ATTEST:
                                     By: /s/ James J. Morello
                                     ------------------------
/s/ Kathryn A. Neville               Its: Treasurer
----------------------

Exhibit 2.1 / EXHIBIT D, APPENDIX C, FORM A
                    PROASSURANCE EXPENSE ALLOCATION AGREEMENT


                                     NCRIC CORPORATION
ATTEST:
                                     By: /s/Victor T. Adamo
                                     ----------------------
/s/ Kathryn A. Neville               Its: President
----------------------



                                     NCRIC, Inc.
ATTEST:
                                     By: /s/ R. Ray Pate, Jr.
                                     -----------------------
/s/ Victor T. Adamo                  Its: President
-------------------



                                     AMERICAN CAPTIVE CORPORATION
ATTEST:
                                     By: /s/ R. Ray Pate, Jr.
                                     ------------------------
/s/ Victor T. Adamo                  Its: President
-------------------




                                     NATIONAL CAPITAL INSURANCE BROKERAGE, LTD.

ATTEST:
                                     By: /s/ R. Ray Pate, Jr.
                                     ------------------------
/s/ Victor T. Adamo                  Its: President
-------------------




                                     NCRIC INSURANCE AGENCY, INC.
ATTEST:
                                     By: /s/ R. Ray Pate, Jr.
                                     ------------------------
/s/ Victor T. Adamo                  Its: President
-------------------

Exhibit 2.1 / EXHIBIT D, APPENDIX D, FORM A
                   PROASSURANCE MANAGEMENT SERVICES AGREEMENT


THIS AGREEMENT made and entered into this date to be effective the 1st day of January, 2006, by and between ProAssurance Corporation and its subsidiaries, (collectively the "Companies" and separately a "Company"), each of which is listed on the signature page and has caused this Agreement to be executed by a duly authorized officer.

                                    RECITALS

         WHEREAS, each of the Companies listed on the signature page (collectively, the "Companies") is an affiliated company and the Companies have determined that they can most efficiently and economically operate by combining certain portions of their operations so that management and employees of one Company may provide services on behalf of one or more of the other Companies; and

         WHEREAS, the Companies desire to share management services of Company operations including, but not limited to, administration, accounting, actuarial, legal, compliance, underwriting, claims, information systems, marketing and sales, human resources and risk management ("Management Services"); and

         WHEREAS, the Companies desire to establish a method to allocate management related expenses; and

         WHEREAS, for purposes of this Agreement, TMAC shall be responsible for coordinating the delivery of Management Services and will be referred to in this Agreement as the "Manager";

         NOW THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the Companies agree as follows:

                                    AGREEMENT

1. MANAGEMENT SERVICES. The Companies agree to share Management Services under the terms and conditions of this Agreement. For purposes of this Agreement, the Manager shall deploy the employees of the Companies as required to provide the Management Services. TMAC agrees to make available its resources and the other Companies agree to grant Manager access to its resources, including but not limited to, personnel and facilities, for the performance of the services contemplated in this Agreement. Management Services will be provided to each of the Companies under the direction of Manager including the following:

         A. Accounting Services, Financial Statements and Tax Returns. The Manager will perform accounts receivable, accounts payable, investment management and other accounting and financial services appropriate to the insurance operations. Manager will provide all accounting services required for purposes of accounting for the results of insurance operations. The Manager will prepare all of the financial statements required for filing with regulatory authorities, including statutory financial statements and tax returns as required. The Manager will perform these services in a manner and timeframe that complies with the requirements of governing laws and regulations.

Exhibit 2.1 / EXHIBIT D, APPENDIX D, FORM A
                   PROASSURANCE MANAGEMENT SERVICES AGREEMENT

         B. Underwriting. The Manager shall perform underwriting services including the review of applications for policies of insurance, making decisions on coverage, follow-up with applicants for additional information, and working with reinsurers. The Manager will comply with all guidelines set forth by the applicable Company with respect to underwriting, the acceptance or rejection of certain classes of business, the scope of coverage and the provisions of the coverage document or related to the issuance of policies.

         C. Reinsurance. The Manager shall seek to arrange for appropriate reinsurance for each Company, as required.

         D. Sales and Service. For insurance companies only, the Manager shall, directly or through appointed agents sell and promote the policies of insurance issued by each Company in the manner directed by the respective Company. As part of this service, the Manager shall invoice policies, mail applications to insureds, collect premiums paid, and market the policies to prospective insureds.

         E. Claims Administration. The Manager will review, process, investigate, adjust, settle or resist all claims in accordance with each Company's direction, the terms of each Company's coverage documents, and any written guidelines or decision of the applicable Company regarding coverage, handling or payment of claims. The Manager will establish loss reserves for each claim as deemed necessary in accordance with each Company's direction. The Manager will engage attorneys to represent policyholders in any suit covered by each Company's policy.

         F. Information Systems. The Manager will provide or cause to be provided all information system services required for daily, monthly, quarterly and yearly processing and reporting of business and financial information on a timely and accurate basis.

         G. Administrative and Other Services. Manager will provide administrative services with respect to matters pertaining to each Company's operations, including, but not limited to, preparation of business plans, actuarial services, assisting in the arrangement of appropriate insurance for insurance company operations, regulatory and financial compliance, facilities operations, and legal services provided in the normal course of insurance business, not to include defense of claims against the policyholders of the Companies.

         H. Human Resources Administration. Manager will provide human resource services with respect to matters pertaining to each Company's operations, including, but not limited to, payroll administration, benefit administration, employee handbook and company policy administration, employment services, employee relations and any other human resource issue that may arise.

Exhibit 2.1 / EXHIBIT D, APPENDIX D, FORM A
                   PROASSURANCE MANAGEMENT SERVICES AGREEMENT


         I. Risk Management. The Manager will arrange for and coordinate loss prevention services as agreed with each Company, including furnishing assistance and professional consultation to insureds, developing and conducting training programs, maintaining CME accreditation and other loss prevention services.

         J. Delegation of Duties: The Manager may perform the Management Services using the personnel of any of the Companies in this Agreement, delegate the performance of Management Services to any of the Companies or engage consultants, advisors, investment managers and such other third-parties as may be reasonably required to perform the Management Services.

2. ALLOCATION OF EXPENSES:

         Direct and indirect expenses shall be allocated as set forth in the Expense Allocation Agreement that is being entered into simultaneously with this Agreement. Manager shall not charge any management fee, commission, or override for performing the services of Manager as set forth in this Agreement.

3. TERM OF AGREEMENT:

                  The original term of this Agreement shall be January 1, 2006 through December 31, 2006, inclusive and this Agreement shall automatically continue in force for subsequent calendar years unless amended or modified by the Companies.

4. APPROVAL BY BOARD OF DIRECTORS:

         The Management Services provided to each Company shall be subject to the review and approval of the Board of Directors of each Company. The Board of Directors of each Company shall, at least annually, approve the scope of service to be provided by the Manager. At least annually, the Manager will report to each Company the allocation of expenses as set forth in the Expense Allocation Agreement, and that allocation shall be subject to the review and approval of the Board of Directors of each Company.

5.       AMENDMENT:

         This Agreement cannot be amended except in writing signed by authorized representatives of the Companies in this Agreement.

6.       SEVERABILITY:

         If any part of this Agreement shall be held invalid for any reason (based upon any applicable insurance statute, rule or regulation or otherwise is disapproved by a governing Insurance Department) such invalidity shall not affect any part of this Agreement and the other parts of this Agreement shall remain in full force and effect.

Exhibit 2.1 / EXHIBIT D, APPENDIX D, FORM A
                   PROASSURANCE MANAGEMENT SERVICES AGREEMENT

The Companies have entered into this Agreement on this date September 1, 205.


                                       PROASSURANCE CORPORATION
ATTEST:
                                       By: /s/ Victor T. Adamo
/s/ Kathryn A. Neville                 -----------------------
----------------------                 Its:   President




                                       MEDICAL ASSURANCE, INC.
ATTEST:
                                       By: /s/ James J. Morello
/s/ Kathryn A. Neville                 ------------------------
----------------------                 Its:   Treasurer




                                       THE MEDICAL ASSURANCE COMPANY, INC.
ATTEST:
                                       By: /s/ Howard H. Friedman
                                       --------------------------
/s/ Kathryn A. Neville                 Its: Senior Vice President
----------------------



                                       WOODBROOK CASUALTY INSURANCE, INC.
ATTEST:
                                       By: /s/ James J. Morello
                                       ------------------------
/s/ Kathryn A. Neville                 Its: Treasurer
----------------------



                                       IAO, INC.
ATTEST:
                                       By: /s/ James J. Morello
                                       ------------------------
/s/ Kathryn A. Neville                 Its: Treasurer
----------------------



                                       MEDICAL ASSURANCE OF INDIANA AGENCY, INC.
ATTEST:
                                       By: /s/ James J. Morello
                                       ------------------------
/s/ Kathryn A. Neville                 Its: Treasurer
----------------------



                                       MUTUAL ASSURANCE AGENCY OF OHIO, INC.
ATTEST:
                                       By: /s/ James J. Morello
                                       ------------------------
/s/ Kathryn A. Neville                 Its: Treasurer
----------------------

Exhibit 2.1 / EXHIBIT D, APPENDIX D, FORM A
                   PROASSURANCE MANAGEMENT SERVICES AGREEMENT


                                     PROASSURANCE GROUP SERVICES CORPORATION
ATTEST:
                                     By: /s/ Victor T. Adamo
                                     -----------------------
/s/ Kathryn A. Neville               Its: President
----------------------



                                     PROFESSIONALS GROUP, INC.
ATTEST:
                                     By:/s/ Victor T. Adamo
                                     ----------------------
/s/ Kathryn A. Neville               Its: President
----------------------



                                     PRONATIONAL INSURANCE COMPANY
ATTEST:
                                     By: /s/ Victor T. Adamo
                                     -----------------------
/s/ Kathryn A. Neville               Its: President
----------------------



                                     RED MOUNTAIN CASUALTY INSURANCE CO., INC.
ATTEST:
                                     By: /s/ Victor T. Adamo
                                     -----------------------
/s/ Kathryn A. Neville               Its: President
----------------------



                                     AMERICAN INSURANCE MANAGEMENT CORPORATION,
ATTEST: INDIVIDUALLY AND AS ATTORNEY-IN-FACT FOR AMERICAN MEDICAL INSURANCE EXCHANGE

                                     By: /s/ Victor T. Adamo
                                     -----------------------
/s/ Kathryn A. Neville               Its: President
----------------------



                                     PRONATIONAL INSURANCE AGENCY, INC.
ATTEST:
                                     By: /s/ Jeffrey L. Bowlby
                                     -------------------------
/s/ Kathryn A. Neville               Its: President
----------------------




                                     PHYSICIANS PROTECTIVE PLAN, INC.
ATTEST:
                                     By: /s/ James J. Morello
                                     ------------------------
/s/ Kathryn A. Neville               Its: Treasurer

Exhibit 2.1 / EXHIBIT D, APPENDIX D, FORM A
                   PROASSURANCE MANAGEMENT SERVICES AGREEMENT



                                     PROFESSIONALS GROUP SERVICES CORP.
ATTEST:
                                     By: /s/ Victor T. Adamo
                                     -----------------------
/s/ Kathryn A. Neville               Its: President
----------------------




                                     PRA SERVICES CORPORATION
ATTEST:
                                     By: /s/ James J. Morello
                                     ------------------------
/s/ Kathryn A. Neville               Its: Treasurer
----------------------




                                     NCRIC CORPORATION
ATTEST:
                                     By: /s/Victor T. Adamo
                                     ----------------------
/s/ Kathryn A. Neville               Its: President
----------------------



                                     NCRIC, Inc.
ATTEST:
                                     By: /s/ R. Ray Pate, Jr.
                                     -----------------------
/s/ Victor T. Adamo                  Its: President
-------------------



                                     AMERICAN CAPTIVE CORPORATION
ATTEST:
                                     By: /s/ R. Ray Pate, Jr.
                                     ------------------------
/s/ Victor T. Adamo                  Its: President
-------------------




                                     NATIONAL CAPITAL INSURANCE BROKERAGE, LTD.

ATTEST:
                                     By: /s/ R. Ray Pate, Jr.
                                     ------------------------
/s/ Victor T. Adamo                  Its: President
-------------------




                                     NCRIC INSURANCE AGENCY, INC.
ATTEST:
                                     By: /s/ R. Ray Pate, Jr.
                                     ------------------------
/s/ Victor T. Adamo                  Its: President
-------------------

Exhibit 2.1 / EXHIBIT D, APPENDIX E, FORM A
                    PROASSURANCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED TAX ALLOCATION AGREEMENT

This agreement ("Agreement"), dated September 1, 2005, is by and between ProAssurance Corporation ("Parent" or "ProAssurance") and its subsidiaries, each of which is listed on the signature page and has caused this agreement to be executed by a duly authorized officer. This Agreement succeeds the Consolidated Tax Allocation Agreement dated June 27, 2001 by and between ProAssurance, Inc. and its subsidiaries and the Tax Sharing Agreement dated January 1, 2002 by and between NCRIC Group, Inc. and its subsidiaries. A list of ProAssurance's subsidiaries and their effective participation dates as they pertain to this Agreement is attached as Exhibit A.

                                    RECITALS:

Each of the corporations listed on Exhibit A (collectively, the "Group") is an affiliated corporation permitted to file a consolidated federal income tax return, as a member of the group ("Member"), under the terms of Section 1501, et seq., of the Internal Revenue Code of 1986, as amended ("IRC"), and the Treasury Regulations ("Regulation(s)") promulgated thereunder. The Members recognize that certain benefits will accrue to all Members from this election to file a consolidated federal income tax return. Therefore, the Members have determined that it is in their best interests to enter into this Agreement to file a consolidated federal income tax return.

In consideration of the mutual benefits to be derived from this Agreement, each Member agrees as follows:

                                   ARTICLE ONE

                ELECTION TO FILE A CONSOLIDATED INCOME TAX RETURN

The Members have agreed and elected to file a consolidated federal income tax return pursuant to the provisions of IRC Section 1501, et seq. and the Regulations thereunder.

                                   ARTICLE TWO

                              METHOD OF ALLOCATION

The Members shall pay the consolidated tax liability of the Group in the following manner:

Pursuant to Regulation Section 1.1552-1(c), Parent elects to allocate the consolidated tax liability of the Group among the Members in accordance with the ratio which that portion of the consolidated taxable income attributable to each Member having taxable income bears to the consolidated taxable income. This calculation shall be made pursuant to Regulation Section 1.1552-1(a)(1). Each Member shall pay such amount(s) to the Parent on the applicable due date or dates that said amount(s) would have been payable by the Member had it not been included in the Group's consolidated return, or as soon after that date as possible. In lieu of actual payments, adjustments to intercompany payables and receivables will be made if such exist on the subsidiary's books.

Exhibit 2.1 / EXHIBIT D, APPENDIX E, FORM A
                    PROASSURANCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED TAX ALLOCATION AGREEMENT

                                  ARTICLE THREE

                              COMPENSATING PAYMENTS

In conjunction with the method of allocation delineated in Article Two, the Parent augments the method given at Regulation Section 1.1552-1(a)(1) by electing the method given at Regulation Section 1.1502-33(d)(2)(ii) as follows:

         Any Member(s) having losses or tax credits in a given year ("Loss Member(s)"), resulting in reduced taxes for the other Member(s), shall be reimbursed by the Member(s) enjoying the tax reduction ("Benefited Member(s)"). Generally, the reimbursement of a Loss Member for the tax benefit of its losses or tax credits will be made by reducing the Loss Member's intercompany payables to the Benefited Member(s). If the tax benefit exceeds the Loss Member's intercompany payable to the Benefited Member(s), an actual cash payment may be made. The required calculation shall be made pursuant to Regulation Section 1.1502-33(d)(2)(ii) by allocating to each Benefited Member an additional tax liability amount equal to 100% of the excess, if any, of (1) the separate return tax liability of each Benefited Member for the taxable year (computed as provided by Article Two), over (2) the tax liability allocated to that Benefited Member under Article Two. This total additional tax liability shall be paid (or adjustments to intercompany balances shall be made) to the Loss Member(s) on the ratio of separate return tax benefit to the total tax benefit of all Loss Members having such separate return tax benefits.

         Each Benefited Member having an additional tax amount shall pay (or adjust intercompany balances, if possible, for) such amount to the Loss Member(s) on the due date or dates that would have been applicable to the Member had it not been included in the consolidated return, or as soon thereafter as possible.

         If a Member shall have made payments to (or adjusted intercompany accounts for) another Member for any taxable year in excess of its liability computed under Articles Two and Three (whether determined on audit or otherwise), the amount of any overpayment (or over-adjustment) shall be repaid (or readjusted) to that Member. The repayment (or adjustment or intercompany balances) shall be made to the Member no later than the date the payment would have been made to this Member by the Internal Revenue Service had the Member filed a separate return, or as soon thereafter as possible.

         If a Member shall have made payments (or intercompany account adjustments) to another Member for any taxable year in an amount less than its liability computed under Articles Two and Three (whether determined on audit or otherwise), the Member shall pay (or adjust intercompany balances) the amount of such deficiency to the Member entitled to the payment. The payments (or intercompany account adjustments) should be made no later than the date such payments would have been required by the Internal Revenue Service if the Member had filed a separate return, or as soon thereafter as possible.

Exhibit 2.1 / EXHIBIT D, APPENDIX E, FORM A
                    PROASSURANCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED TAX ALLOCATION AGREEMENT

         Subsequent changes in the amount of a Member's tax liability and the reimbursement payment shall be considered an intercompany liability or receivable and not a dividend or surplus contribution, as the case may be, until such adjustment is paid.

                                  ARTICLE FOUR

                              TERM AND CANCELLATION

This Agreement shall take effect as of the day of execution and shall continue until terminated by the mutual agreement of the Members. For federal income tax purposes, such termination is subject to obtaining the requisite approval of such termination by the Internal Revenue Service in accordance with Regulation Sections 1.1502-33(d)(3) and 1.1552-1(c). In the event any Member(s) ceases to be affiliated with the Group, this Agreement automatically terminates as to that corporation.

                                  ARTICLE FIVE

                                   AMENDMENTS

This Agreement may, from time to time, be amended, modified, and supplemented in such manner as may be mutually agreed upon by the Members. Any amendment, modification or supplement to the Agreement shall be in writing and shall be executed by a duly appointed representative of each of the Members.

                                   ARTICLE SIX

                                  SEVERABILITY

Every article, term, condition, and provision of this Agreement is declared to be independent of and severable from all other articles, terms, conditions, and provisions of the Agreement. Invalidation, whether judicial or otherwise, of any article, term, condition or provision contained in this Agreement shall in no way affect any other provisions of this Agreement, all of which shall remain in full force and effect.

Exhibit 2.1 / EXHIBIT D, APPENDIX E, FORM A
                    PROASSURANCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED TAX ALLOCATION AGREEMENT


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the duly authorized officers on the day and year set forth on page 1.


                                        PROASSURANCE CORPORATION
ATTEST:
                                        By: /s/ Victor T. Adamo
/s/ Kathryn A. Neville                  -----------------------
----------------------                  Its:   President




                                        MEDICAL ASSURANCE, INC.
ATTEST:
                                        By: /s/ James J. Morello
/s/ Kathryn A. Neville                      --------------------
----------------------                  Its:   Treasurer

Exhibit 2.1 / EXHIBIT D, APPENDIX E, FORM A
                    PROASSURANCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED TAX ALLOCATION AGREEMENT



                                       THE MEDICAL ASSURANCE COMPANY, INC.
ATTEST:
                                       By: /s/ Howard H. Friedman
                                       --------------------------
/s/ Kathryn A. Neville                 Its: Senior Vice President
----------------------



                                       WOODBROOK CASUALTY INSURANCE, INC.
ATTEST:
                                       By: /s/ James J. Morello
                                       ------------------------
/s/ Kathryn A. Neville                 Its: Treasurer
----------------------



                                       IAO, INC.
ATTEST:
                                       By: /s/ James J. Morello
                                       ------------------------
/s/ Kathryn A. Neville                 Its: Treasurer
----------------------



                                       MEDICAL ASSURANCE OF INDIANA AGENCY, INC.
ATTEST:
                                       By: /s/ James J. Morello
                                       ------------------------
/s/ Kathryn A. Neville                 Its: Treasurer
----------------------



                                       MUTUAL ASSURANCE AGENCY OF OHIO, INC.
ATTEST:
                                       By: /s/ James J. Morello
                                       ------------------------
/s/ Kathryn A. Neville                 Its: Treasurer
----------------------



                                     PROASSURANCE GROUP SERVICES CORPORATION
ATTEST:
                                     By: /s/ Victor T. Adamo
                                     -----------------------
/s/ Kathryn A. Neville               Its: President
----------------------



                                     PROFESSIONALS GROUP, INC.
ATTEST:
                                     By:/s/ Victor T. Adamo
                                     ----------------------
/s/ Kathryn A. Neville               Its: President
----------------------

Exhibit 2.1 / EXHIBIT D, APPENDIX E, FORM A
                    PROASSURANCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED TAX ALLOCATION AGREEMENT


                                     PRONATIONAL INSURANCE COMPANY
ATTEST:
                                     By: /s/ Victor T. Adamo
                                     -----------------------
/s/ Kathryn A. Neville               Its: President
----------------------



                                     RED MOUNTAIN CASUALTY INSURANCE CO., INC.
ATTEST:
                                     By: /s/ Victor T. Adamo
                                     -----------------------
/s/ Kathryn A. Neville               Its: President
----------------------



                                     MEEMIC HOLDINGS, INC.
ATTEST:
                                     By: /s/ Christine C. Schmitt/
/s/ Joyce M. Chylinski/              -----------------------------
------------------------             Its: CFO, Secretary & Treasurer




                                     MEEMIC INSURANCE COMPANY
ATTEST:
                                     By: /s/ Christine C. Schmitt
                                     -----------------------------
/s/ Joyce M. Chylinski               Its: Sr. VP, CFO, Secretary & Treasurer
----------------------




                                     MEEMIC INSURANCE SERVICES CORP
ATTEST:
                                     By: /s/ Christine C. Schmitt
/s/ Joyce M. Chylinski/              ---------------------------------
------------------------             Its: Secretary & Treasurer



                                     AMERICAN INSURANCE MANAGEMENT CORPORATION,
ATTEST: INDIVIDUALLY AND AS ATTORNEY-IN-FACT FOR AMERICAN MEDICAL INSURANCE EXCHANGE

                                     By: /s/ Victor T. Adamo
                                     -----------------------
/s/ Kathryn A. Neville               Its: President
----------------------



                                     PRONATIONAL INSURANCE AGENCY, INC.
ATTEST:
                                     By: /s/ Jeffrey L. Bowlby
                                     -------------------------
/s/ Kathryn A. Neville               Its: President
----------------------

Exhibit 2.1 / EXHIBIT D, APPENDIX E, FORM A
                    PROASSURANCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED TAX ALLOCATION AGREEMENT




                                     PHYSICIANS PROTECTIVE PLAN, INC.
ATTEST:
                                     By: /s/ James J. Morello
                                     ------------------------
/s/ Kathryn A. Neville               Its: Treasurer

Exhibit 2.1 / EXHIBIT D, APPENDIX E, FORM A
                    PROASSURANCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED TAX ALLOCATION AGREEMENT


                                     PROFESSIONALS GROUP SERVICES CORP.
ATTEST:
                                     By: /s/ Victor T. Adamo
                                     -----------------------
/s/ Kathryn A. Neville               Its: President
----------------------




                                     PRA SERVICES CORPORATION
ATTEST:
                                     By: /s/ James J. Morello
                                     ------------------------
/s/ Kathryn A. Neville               Its: Treasurer
----------------------




                                     NCRIC CORPORATION
ATTEST:
                                     By: /s/Victor T. Adamo
                                     ----------------------
/s/ Kathryn A. Neville               Its: President
----------------------



                                     NCRIC, Inc.
ATTEST:
                                     By: /s/ R. Ray Pate, Jr.
                                     -----------------------
/s/ Victor T. Adamo                  Its: President
-------------------



                                     AMERICAN CAPTIVE CORPORATION
ATTEST:
                                     By: /s/ R. Ray Pate, Jr.
                                     ------------------------
/s/ Victor T. Adamo                  Its: President
-------------------




                                     NATIONAL CAPITAL INSURANCE BROKERAGE, LTD.

ATTEST:
                                     By: /s/ R. Ray Pate, Jr.
                                     ------------------------
/s/ Victor T. Adamo                  Its: President
-------------------




                                     NCRIC INSURANCE AGENCY, INC.
ATTEST:
                                     By: /s/ R. Ray Pate, Jr.
                                     ------------------------
/s/ Victor T. Adamo                  Its: President
-------------------

Exhibit 2.1 / EXHIBIT D, APPENDIX E, FORM A
                    PROASSURANCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED TAX ALLOCATION AGREEMENT




                                     CONSICARE, INC.
ATTEST:
                                     By: /s/ R. Ray Pate, Jr.
                                     ------------------------
/s/ Victor T. Adamo                  Its: CEO
-------------------




                                     NCRIC PHYSICIANS ORGANIZATION, INC.
ATTEST:
                                     By: /s/ R. Ray Pate, Jr.
/s/ Victor T. Adamo                  -----------------------------
--------------------                 Its: President

Exhibit 2.1 / EXHIBIT D, APPENDIX E, FORM A
                    PROASSURANCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED TAX ALLOCATION AGREEMENT



                                    EXHIBIT A


ProAssurance Corporation is the parent company of the following subsidiaries, which are at least 80% owned by ProAssurance:

                                                Effective Date of Participation
                                                -------------------------------
Medical Assurance, Inc.                                  9/1/2005
Professionals Group, Inc.                                9/1/2005
NCRIC Corporation                                        9/1/2005
ProAssurance Group Services Corporation                  9/1/2005

Medical Assurance, Inc. includes the
 following subsidiaries:

                                                Effective Date of Participation
                                                -------------------------------
The Medical Assurance Company, Inc.                      9/1/2005
Woodbrook Casualty Insurance, Inc.                       9/1/2005
IAO, Inc.                                                9/1/2005
Medical Assurance of Indiana Agency, Inc.                9/1/2005
Mutual Assurance Agency of Ohio, Inc.                    9/1/2005

Professionals Group, Inc. includes the
 following subsidiaries:

                                                Effective Date of Participation
                                                -------------------------------
ProNational Insurance Company                            9/1/2005
Red Mountain Casualty Insurance Company, Inc.            9/1/2005
MEEMIC Holdings, Inc.                                    9/1/2005
MEEMIC Insurance Services Corp.                          9/1/2005
MEEMIC Insurance Co.                                     9/1/2005
American Insurance Management Corp.                      9/1/2005
ProNational Insurance Agency, Inc.                       9/1/2005
Physicians Protective Plan, Inc.                         9/1/2005
Professionals Group Services Corp.                       9/1/2005
PRA Services Corporation                                 9/1/2005

Exhibit 2.1 / EXHIBIT D, APPENDIX E, FORM A
                    PROASSURANCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED TAX ALLOCATION AGREEMENT




Exhibit A Continued

NCRIC Corporation includes the following subsidiaries:

                                             Effective Date of Participation
                                             --------------------------------
NCRIC, Inc.                                           9/1/2005
American Captive Corporation                          9/1/2005
National Capital Insurance Brokerage, Ltd.            9/1/2005
NCRIC Insurance Agency, Inc.                          9/1/2005
ConsiCare, Inc.                                       9/1/2005
NCRIC Physicians Organization, Inc.                   9/1/2005

Exhibit 2.1 / EXHIBIT M, FORM E
                        CONSENT TO JURISDICTION STATEMENT

             Filed with the office of the commissioner of insurance,
                            of the state of Wisconsin

                                       BY

                            PROASSURANCE CORPORATION

                       On Behalf of the Following Insurers

Name                                                       Address

Physicians Insurance Company of Wisconsin, Inc.   1002 Deming Way
                                                  Madison, Wisconsin  53717
                                                  (608) 831-8331

Dated:  December 19, 2005

Name, Title, Address and Telephone Number of Individual to Whom Notices and Correspondence Concerning this Statement Should be Addressed:

                                Jon C. Nordenberg
                         Boardman Suhr Curry & Field LLP
                       One South Pinkney Street, Suite 400
                            Madison, Wisconsin 53701
                                 (608) 257-9521

Exhibit 2.1 / EXHIBIT M, FORM E
                        CONSENT TO JURISDICTION STATEMENT


CONSENT TO JURISDICTION

     The, ProAssurance Corporation (Affiliate), an affiliate of Physicians Insurance Company of Wisconsin, Inc. (Insurer), an insurer authorized to do business in the state of Wisconsin, pursuant to the requirements of ch. 617, Stats., do hereby consent to the jurisdiction of the Commissioner of Insurance and the courts of the state of Wisconsin.

SIGNATURE

ProAssurance Corporation has caused this statement to be duly signed on its behalf in the city of Birmingham and state of Alabama on the 19th day of December, 2005

                                               PROASSURANCE CORPORATION
(SEAL)
                                               BY: /s/ Victor T. Adamo
                                               --------------------------
                                               Victor T. Adamo, President
Attest:
/s/ Edward L. Rand, Jr.
-----------------------
(Signature of Officer)

Chief Financial Officer
-----------------------
(Title)
                                  CERTIFICATION

         The undersigned deposes and says that he or she has duly executed the attached statement dated December 19, 2005, for and on behalf of ProAssurance Corporation that he is the President of such company, and that he or she is authorized to execute and file such instrument. Deponent further says that he or she is familiar with such instrument and the contents thereof, and that the facts therein set forth are true to the best of his or her knowledge and belief.

                                            /s/ Victor T. Adamo
                                            --------------------------
                                            Victor T. Adamo, President
Subscribed and sworn to this
19th day of December, 2005

/s/ Cara Ann Ferguson
Notary Public
My commission expires May 10, 2009
                      ------------


                                       56